                                                                    EXHIBIT 10.1


[LOGO]

                                CREDIT AGREEMENT

                                     between

                   U.S. RESTAURANT PROPERTIES OPERATING L.P.,
                                   as Borrower

                                       and

                        CREDIT LYONNAIS NEW YORK BRANCH,

                                    as Agent


                                   $50,000,000

                                 APRIL 12, 1999


                      ------------------------------------
                      PREPARED BY HAYNES AND BOONE, L.L.P.
                      ------------------------------------

                                TABLE OF CONTENTS

SECTION 1   DEFINITIONS AND TERMS.....................................................1
            1.1      DEFINITIONS......................................................1
            1.2      TIME REFERENCES.................................................19
            1.3      OTHER REFERENCES................................................19
            1.4      ACCOUNTING PRINCIPLES...........................................19

SECTION 2   LOAN.....................................................................20
            2.1      COMMITMENT......................................................20
            2.2      MANNER OF BORROWING.............................................20
            2.3      MINIMUM LOAN AMOUNTS............................................21
            2.4      FUNDING.........................................................21
            2.5      INTEREST RATE...................................................22
            2.6      DETERMINATION OF RATE...........................................22

SECTION 3   PAYMENT TERMS............................................................22
            3.1      PROMISSORY NOTES................................................22
            3.2      PAYMENT OF OBLIGATIONS..........................................22
            3.3      PAYMENTS ON THE NOTES...........................................23
            3.4      CANCELLATION OF AVAILABLE COMMITMENT............................23
            3.5      VOLUNTARY PREPAYMENTS...........................................23
            3.6      MANDATORY PREPAYMENTS...........................................24
            3.7      TAXES...........................................................24
            3.8      LENDING OFFICE..................................................25
            3.9      AGENT FEES......................................................26
            3.10     COMMITMENT FEE..................................................26
            3.11     MAXIMUM INTEREST RATE...........................................26

SECTION 4   SPECIAL PROVISIONS FOR EURODOLLAR LOANS..................................26
            4.1      INADEQUACY OF EURODOLLAR LOAN PRICING...........................26
            4.2      ILLEGALITY......................................................26
            4.3      INCREASED COSTS FOR EURODOLLAR LOANS............................27
            4.4      EFFECT ON EURODOLLAR LOANS AND FLOATING BASE LOANS..............27
            4.5      PAYMENTS NOT AT END OF INTEREST PERIOD..........................27
            4.6      INDEMNITY.......................................................28

SECTION 5   CONDITIONS PRECEDENT.....................................................28

SECTION 6   REPRESENTATIONS AND WARRANTIES...........................................28
            6.1      REPRESENTATIONS AND WARRANTIES OF BORROWER......................28
            6.2      ORGANIZATION; POWERS............................................28
            6.3      AUTHORITY.......................................................29
            6.4      SUBSIDIARIES....................................................29
            6.5      NO CONFLICT.....................................................30
            6.6      GOVERNMENTAL CONSENTS...........................................30


                                      (i)
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
            6.7      GOVERNMENTAL REGULATION.........................................30
            6.8      FINANCIAL POSITION..............................................30
            6.9      INDEBTEDNESS....................................................31
            6.10     LITIGATION; ADVERSE EFFECTS.....................................31
            6.11     NO MATERIAL ADVERSE EFFECT......................................31
            6.12     TAX EXAMINATIONS................................................31
            6.13     PAYMENT OF TAXES................................................31
            6.14     PERFORMANCE.....................................................32
            6.15     DISCLOSURE......................................................32
            6.16     REQUIREMENTS OF LAW.............................................32
            6.17     ENVIRONMENTAL MATTERS...........................................32
            6.18     ERISA...........................................................34
            6.19     SECURITIES ACTIVITIES...........................................35
            6.20     SOLVENCY........................................................35
            6.21     INSURANCE.......................................................35
            6.22     REIT STATUS.....................................................35
            6.23     OWNERSHIP OF PROPERTY...........................................35
            6.24     SENIOR INDEBTEDNESS.............................................35

SECTION 7   REPORTING COVENANTS......................................................35
            7.1      BORROWER ACCOUNTING PRACTICES...................................35
            7.2      FINANCIAL REPORTS...............................................36
            7.3      EVENTS OF DEFAULT...............................................38
            7.4      LAWSUITS........................................................38
            7.5      INSURANCE.......................................................39
            7.6      ERISA NOTICES...................................................39
            7.7      ENVIRONMENTAL NOTICES...........................................40
            7.8      LABOR MATTERS...................................................41
            7.9      NOTICES OF ASSET SALES AND/OR ACQUISITIONS......................41
            7.10     TENANT NOTIFICATIONS............................................41
            7.11     NOTIFICATION OF CHANGES TO OTHER CREDIT FACILITIES..............41
            7.12     SUPPLEMENTS TO SCHEDULES........................................41
            7.13     OTHER REPORTS...................................................41
            7.14     OTHER INFORMATION...............................................41

SECTION 8   AFFIRMATIVE COVENANTS....................................................42
            8.1      EXISTENCE. ETC..................................................42
            8.2      POWERS; CONDUCT OF BUSINESS.....................................42
            8.3      COMPLIANCE WITH LAWS, ETC.......................................42
            8.4      PAYMENT OF TAXES AND CLAIMS.....................................42
            8.5      INSURANCE.......................................................42
            8.6      INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS..........43
            8.7      ERISA COMPLIANCE................................................43
            8.8      MAINTENANCE OF PROPERTY.........................................43
            8.9      COMPANY STATUS..................................................43
            8.10     OWNERSHIP OF PROPERTY...........................................43
            8.11     CHANGES TO OTHER CREDIT FACILITIES..............................43
            8.12     GAS STATION SUBSIDIARIES........................................43


                                      (ii)

SECTION 9   NEGATIVE COVENANTS.......................................................44
            9.1      INDEBTEDNESS....................................................44
            9.2      SALES OF ASSETS.................................................45
            9.3      LIENS...........................................................45
            9.4      INVESTMENTS.....................................................45
            9.5      CONDUCT OF BUSINESS.............................................46
            9.6      TRANSACTIONS WITH PARTNERS AND AFFILIATES.......................46
            9.7      RESTRICTION ON FUNDAMENTAL CHANGES..............................47
            9.8      MARGIN REGULATIONS; SECURITIES LAWS.............................47
            9.9      ERISA...........................................................47
            9.10     ORGANIZATIONAL DOCUMENTS........................................47
            9.11     FISCAL YEAR.....................................................48
            9.12     OTHER FINANCIAL COVENANTS.......................................48
            9.13     PRO FORMA ADJUSTMENTS...........................................49

SECTION 10  EVENTS OF DEFAULT........................................................49
            10.1     EVENTS OF DEFAULT...............................................49
            10.2     RIGHTS AND REMEDIES.............................................52

SECTION 11  AGENT....................................................................53
            11.1     APPOINTMENT AND AUTHORIZATION...................................53
            11.2     RELIANCE ON AGENT...............................................53
            11.3     AGENT IN ITS INDIVIDUAL CAPACITY................................54
            11.4     NOTE HOLDERS....................................................54
            11.5     CONSULTATION WITH PROFESSIONALS.................................54
            11.6     DOCUMENTS.......................................................54
            11.7     RESIGNATION OF AGENT AND SUCCESSOR AGENTS; REMOVAL..............54
            11.8     RESPONSIBILITY OF AGENT.........................................54
            11.9     ADMINISTRATION OF AGREEMENT.....................................55
            11.10    NOTICE OF EVENT OF DEFAULT......................................56
            11.11    INDEPENDENT INVESTIGATION.......................................56
            11.12    SHARING OF OFFSETS..............................................56
            11.13    SHARING OF PAYMENTS.............................................56
            11.14    REPURCHASE......................................................56
            11.15    INDEMNIFICATION.................................................57
            11.16    BENEFIT OF SECTION..............................................57

SECTION 12  MISCELLANEOUS............................................................57
            12.1     PAYMENT OF EXPENSES; INDEMNITY..................................57
            12.2     NON-BUSINESS DAYS...............................................58
            12.3     COMMUNICATIONS..................................................58
            12.4     FORM AND NUMBER OF DOCUMENTS....................................59
            12.5     EXCEPTIONS TO COVENANTS.........................................59
            12.6     SURVIVAL........................................................59
            12.7     GOVERNING LAW...................................................59


                                     (iii)

            12.8     INVALID PROVISIONS..............................................59
            12.9     PARTIES BOUND; ASSIGNMENT.......................................59
            12.10    FORUM, CONSENT TO SERVICE AND JURISDICTION, AND JURY TRIAL......60
            12.11    ENTIRETY........................................................60
            12.12    AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS....................60
            12.13    MULTIPLE COUNTERPARTS...........................................60
            12.14    HEADINGS........................................................61
            12.15    PARTIES.........................................................61


                                      (iv)

SCHEDULES AND EXHIBITS

Schedule 5        -        Closing Conditions
Schedule 6.4      -        Subsidiaries
Schedule 6.9      -        Indebtedness
Schedule 6.10     -        Litigation
Schedule 6.17     -        Environmental Matters
Schedule 6.18     -        ERISA
Schedule 6.21     -        Insurance

Exhibit A         -        Promissory Note
Exhibit B         -        Assignment and Acceptance Agreement
Exhibit C         -        Request for Borrowing
Exhibit D         -        Quarterly/Annual Compliance Certificate
Exhibit E         -        Sample Calculations
Exhibit F         -        Gas Station Subsidiary Lease Provisions
Exhibit G         -        Guaranty
Exhibit G-1       -        Subsidiary Guaranty
Exhibit H         -        Opinion of Borrower's Counsel


                                      (v)

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("AGREEMENT") is made as of April 12, 1999, among U.S. RESTAURANT PROPERTIES OPERATING L.P., a Delaware limited partnership ("BORROWER"), the banks and financial institutions listed on the signature pages hereof as the initial lenders, CREDIT LYONNAIS NEW YORK BRANCH ("CLNY"), a duly licensed branch under the New York Banking Law of a foreign banking corporation organized under the laws of the Republic of France, as agent and a lender (together with any successor appointed pursuant to SECTION 11 below, "AGENT"), and each financial institution assigned an interest herein from time to time pursuant to SECTION 12.9(c) hereof, as evidenced by an Assignment and Acceptance Agreement, as lenders (together with the initial lenders and Agent, "LENDERS"; each individually, "LENDER").

         Borrower has requested from Lenders the extension of a multiple advance term loan to finance Borrower's general corporate purposes. Lender has agreed to provide such a loan upon the terms and subject to the conditions of the Loan Documents (defined below).

         Accordingly, for sufficient consideration, Borrower and Agent agree as follows:

SECTION 1         DEFINITIONS AND TERMS

         1.1 DEFINITIONS. As used in the Loan Documents:

         "AFFILIATE," as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote fifteen percent (15%) or more of the equity Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity Securities or by contract or otherwise.

         "AGENT" is defined in the preamble hereof.

         "AGREEMENT" is defined in the preamble hereof.

         "ANNUAL EBITDA" means, with respect to any Property, other than a Nonrecourse Debt Property, as of the first day of each fiscal quarter for the immediately preceding fiscal quarter, annualized, an amount equal to: (a) total revenues relating to such Property for such period; less (b) total operating expenses relating to such Property for such period (it being understood that the foregoing calculation shall exclude interest, taxes (other than real estate taxes), depreciation, amortization and other non-cash charges as determined in accordance with GAAP and shall be adjusted for non-recurring items such as sales of Properties (or portions thereof) or Minority Holdings (other than Nonrecourse Debt Properties) and shall be further adjusted so as to net out any non-cash revenue attributable to the straight-lining of rents in accordance with GAAP) . Each of the foregoing amounts shall be determined by reference to each Borrower's Statement of Operations for the applicable periods. An example of the foregoing calculation is set forth on EXHIBIT E hereto.

         "ANNUAL OPERATING BUDGET" means an annual cash budget of income, operating expenses and capital expenditures for the Consolidated Businesses, specifying by month in reasonable detail all such income and expenses.

         "ASSIGNEE" is defined in SECTION 12.9(c).

         "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and Acceptance Agreement substantially in the form attached hereto as EXHIBIT B.

         "AUTHORIZED FINANCIAL OFFICER" means a chief executive officer, chief financial officer, treasurer or other qualified senior officer of Borrower acceptable to Agent.

         "AVAILABLE COMMITMENT" means the Maximum Commitment minus the total outstanding principal amount of all Loans.

         "BORROWER PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of Borrower as such agreement may be amended, restated, modified or supplemented from time to time.

         "BORROWING DATE" means, for any Loan, the date the Loan is made.

         "BUSINESS DAY" means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by Law to close.

         "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by Borrower's or any Subsidiary's fixed asset accounts as reflected in any of their respective balance sheets; provided, however, (a) Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP: (i) that portion of Capital Leases which is capitalized on the consolidated balance sheet of Borrower and the Subsidiaries; and (ii) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by Borrower or any Subsidiary, to the extent the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being trade in at such time; and (b) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, expenditures made in connection with the restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds. Capital Expenditures shall not include any such expenditures incurred in connection with a Nonrecourse Debt Property.

         "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "CAPITAL STOCK" means, with respect to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "CAPITALIZATION VALUE" means the sum of: (a) the quotient of: (i) the Combined EBITDA for the fiscal quarter then ended, annualized; divided by (ii) 10%; (b) Cash and Cash Equivalents, and (c) Construction Asset Cost; provided, however, that for purposes of calculating Capitalization Value, Combined EBITDA attributable to leasing commissions and/or management fees shall not exceed five percent (5%) of total combined EBITDA.

         "CASH AND CASH EQUIVALENTS" means: (a) cash; (b) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (c) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by Agent, any Lender or other commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, such other commercial bank is rated A-l (or better) by S&P or P-l (or better) by Moody's; provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. Section 9601 et seq, any successor statutes, and any regulations or guidance promulgated thereunder.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation, and Liability Information System.

         "CLNY" is defined in the preamble hereof.

         "CLAIM" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

         "CLOSING DATE" means the Business Day on which all conditions precedent in the Loan Documents have been satisfied or waived in writing.

         "COMBINED EBITDA" means the sum of: (a) 100% of the Annual EBITDA from the Consolidated Businesses with respect to Properties wholly-owed by any of the Consolidated Businesses (other than Nonrecourse Debt Properties); and (b) the portion of the Annual EBITDA of the Minority Holdings, other than Limited Minority Holdings, allocable to the Consolidated Businesses in accordance with GAAP.

         "COMBINED EQUITY VALUE" means Capitalization Value minus Total Adjusted Outstanding Indebtedness.

         "COMBINED INTEREST EXPENSE" means, for any period, the sum of: (a) interest expense of the Consolidated Businesses paid during such period; (b) interest expense of the Consolidated Businesses accrued for such period (other than interest expense in connection with Nonrecourse Debt with respect to a Nonrecourse Debt Property); (c) the portion of the interest expense of Minority Holdings, other than Limited Minority Holdings, allocable to Borrower in accordance with GAAP (it being understood that if the applicable Indebtedness shall be recourse to Borrower in connection with the Minority Holding Indebtedness, then 100% of the interest expense shall be allocable to Borrower) and paid during such period; and (d) the portion of the interest expense of Minority Holdings, other than Limited Minority Holdings, allocable to Borrower in accordance with GAAP and accrued for such period, in each case including participating interest expense but excluding extraordinary interest expense, and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness.

         "COMMITMENT" means, for each Lender, the amount set forth opposite its signature on this Agreement or on its Assignment and Acceptance Agreement, as the same may be reduced from time to time by: (a) expiration pursuant to SECTION 2.1; (b) termination by Agent upon the occurrence of an Event of Default or a Potential Event of Default; (c) further assignment by such Lender pursuant to
SECTION 12.9(c); or (c) cancellation by Borrower pursuant to SECTION 3.4.

         "COMMITMENT FEE" is defined in SECTION 3.10.

         "COMMITMENT TERMINATION DATE" means the earliest of: (a) July 9, 1999;
(b) the date upon which Agent terminates the Available Commitment after the occurrence of an Event of Default or a Potential Event of Default; or (c) the date upon which Borrower cancels the Available Commitment pursuant to SECTION 3.4.

         "CONSEQUENTIAL LOSS" means, with respect to Borrower's payment of all or any portion of the then-outstanding principal amount of any Eurodollar Loan on a day other than the last day of the Interest Period related thereto, any loss, cost, or expense incurred by Lenders, or any of them, as a result of the timing of such payment or in re-depositing such principal amount, including the sum of: (a) the interest that, but for such payment, Lenders, or any of them, would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if Lenders, or any of them, are able to re-deposit such principal amount so paid for the balance of such Interest Period, by the interest earned by Lenders, or any of them, as a result of so re-depositing such principal amount; and (b) any expense or penalty incurred by Lenders, or any of them, on re-depositing such principal amount.

         "CONSOLIDATED" means consolidated in accordance with GAAP.

         "CONSOLIDATED BUSINESSES" means Borrower and its wholly-owned Subsidiaries.

         "CONSTRUCTION ASSET COST" means, with respect to Property on which construction of improvements has commenced (such commencement evidenced by foundation excavation) but has not yet been completed (as such completion shall be evidenced by such Property being fully leased and opened for business to the general public), the aggregate sums expended on the construction of such improvements (including land acquisition costs).

         "CONTINGENT OBLIGATION" as to any Person means, without duplication:
(a) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP; and (b) any obligation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (such contractual indemnities to include, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in CLAUSE (b) above shall be deemed to be: (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through: (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder); or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect; and (b) with respect to all guarantees not covered by the preceding CLAUSE (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the applicable Borrower required to be delivered pursuant hereto. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion shall be deemed to be Contingent Obligations in an amount equal to any such claim. Subject to the preceding sentence, (a) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the applicable borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that:
(i) such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations; or (ii) such other Person holds an Investment Grade Credit Rating from both Moody's and S&P; and (b) in the case of a guaranty, (whether or not joint and several) of an obligation otherwise constituting Debt of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "CONTINGENT OBLIGATION" shall not be deemed to include guaranties of loan commitments or of construction loans to the extent the same have not been drawn.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "CONTROLLED GROUP" means: (a) the controlled group of corporations as defined in Section 1563 of the Internal Revenue Code; or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code, of which Borrower is a part or may become a part.

         "CONVERSION DATE" is defined in SECTION 2.2(d).

         "CONVERSION NOTICE" is defined in SECTION 2.2(d).

         "CURRENT FINANCIALS" means either: (a) Borrower's consolidated and consolidating Financial Statements for the year ended December 31, 1998, together with Borrower's consolidated Financial Statements for the three months ended on December 31, 1998; or (b) at any time after annual Financial Statements are first delivered under SECTION 7.2, Borrower's consolidated and consolidating annual Financial Statements then-most-recently delivered to Lender under SECTION 7.2(a), together with Borrower's consolidated quarterly Financial Statements then-most-recently delivered to Lender under SECTION 7.2(b).

         "CURRENT PARTY" is defined in SECTION 11.14.

         "CUSTOMARY PERMITTED LIENS" means:

                  (a) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings in accordance with SECTION 9.4 and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (b) statutory Liens of landlords against any Property of Borrower or any Subsidiary and Liens against any Property of Borrower or any Subsidiary in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens against any Property of Borrower or any Subsidiary imposed by law created in the ordinary course of business for amounts which, if not resolved in favor of Borrower or such Subsidiary, could not result in a Material Adverse Effect;

                  (c) Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided, however, (i) all such Liens do not in the aggregate materially detract from the value of Borrower's or such Subsidiary's assets or Property or materially impair the use thereof in the operation of their respective businesses; and (ii) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount of recourse Indebtedness exceeding $2,500,000; and

                  (d) Liens against any Property of Borrower or any Subsidiary arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of Borrower or any Subsidiary to the extent it could not result in a Material Adverse Effect.

         "DOL" means the United States Department of Labor and any successor thereto.

         "DEBTOR LAWS" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar Laws from time to time in effect affecting the rights of creditors generally.

         "DEFAULT RATE" means, on any day, an annual interest rate equal to the lesser of: (a) the sum of 2.0% plus the Floating Base Rate; or (b) the Maximum Rate.

         "DISTRIBUTION" means, with respect to any shares of any capital stock or other equity securities issued by a Person: (a) the retirement, redemption, purchase, or other acquisition for value of those securities; (b) the declaration or payment of any dividend on or with respect to those securities;
(c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities; and (d) any other payment by that Person with respect to those securities.

         "DOLLARS" and "$" each means lawful currency of the United States of America.

         "ENVIRONMENTAL COMPLAINT" means any complaint, order, citation, or notice issued to Borrower with regard to any alleged violation of requirements of Environmental Laws relating to air emissions, water discharges, Release, or disposal of any Hazardous Material, noise emissions, or any other environmental, health, or safety matter affecting Borrower.

         "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to any federal, state or local law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing the environment, health and/or safety, including, but not limited the Clean Water Act, CERCLA,

RCRA, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and OSHA, and public health codes, each as from time to time in effect.

         "ENVIRONMENTAL LAWS" means: (a) CERCLA; (b) the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.A. Section 6901 et seq.; (c) the Clean Air Act, 42 U.S.C.A. Sections 7401 et seq., as amended by the Clean Air Act Amendments of 1990; (d) the Clean Water Act of 1977, 33 U.S.C.A. Section 1251 et seq.; (e) the Toxic Substances Control Act, 15 U.S.C.A. Section 2601 et seq.; (f) the Hazardous Materials Transportation Act, 42 U.S.C.A. Section 1801 et seq.; and (g) all other federal, state, and local Laws relating to pollution, health, and safety, or protection of the environment, including, without limitation, air pollution, water pollution, noise control, or the use, handling, discharge, disposal, transportation, Release, or recovery of on-site or off-site Hazardous Materials.

         "ENVIRONMENTAL LIABILITY" means any claim, demand, obligation, cause of action, order, violation, damage (including without limitation, to any Person, property or natural resources), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, clean-up, restoration, or any other cost or expense whatsoever (including reasonable attorneys' fees and disbursements) resulting from the actual or alleged violation of any Environmental Law, the imposition of any Environmental Lien, or otherwise arising under any Environmental Law or resulting from any common Law cause of action asserted by any Person.

         "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for any: (a) liabilities under any Environmental, Health or Safety Requirement of Law; or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of Hazardous Material.

         "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Act"or "Responsible Property Transfer Act".

         "EPA" means the United States Environmental Protection Agency.

         "EQUIPMENT" means equipment used in connection with the maintenance of Properties.

         "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et. seq. any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

         "ERISA AFFILIATE" means: (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as Borrower; (b) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with Borrower; and (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as Borrower, any corporation described in CLAUSE (a) above or any partnership or trade or business described in CLAUSE (b) above.

         "ERISA TERMINATION EVENT" means: (a) a Reportable Event with respect to any Plan; (b) the withdrawal of Borrower or any ERISA Affiliate from a Plan during a plan year in which Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Plan participants who are employees of Borrower or any ERISA Affiliate; (c) the imposition of an obligation on Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Plan; (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the partial or complete withdrawal of Borrower or any ERISA Affiliate from a Multiemployer Plan.

         "EURODOLLAR BUSINESS DAY" means a Business Day on which dealings in Dollars are carried out in the London interbank Eurodollar market.

         "EURODOLLAR LOAN" means a Loan or Rollover made hereunder which is one of a group of Loans and Rollovers and which constitutes a portion of the principal amount under the Notes with respect to which the interest rate is calculated by reference to the Eurodollar Rate for a particular Interest Period.

         "EURODOLLAR RATE" means, with respect to each Interest Period, on any day in such Interest Period the sum of: (a) the quotient of: (i) the Interbank Offered Rate with respect to such Interest Period; divided by (ii) the remainder of 1.00 minus the Eurodollar Reserve Requirement in effect on such day; and (b) based upon the range in which the Leverage Ratio falls, the applicable percentage in accordance with the following table:

========================================================
            Leverage Ratio                    Percentage
========================================================
Less than 35%                                     2.00%
--------------------------------------------------------
Equal to or greater than 35%, but less
than 45%                                         2.375%
--------------------------------------------------------
Equal to or greater than 45%, but less          2.5625%
than 50%
--------------------------------------------------------
Equal to or greater than 50%                      2.75%
--------------------------------------------------------

         "EURODOLLAR RESERVE REQUIREMENT" means, on any day, that percentage (expressed as a decimal fraction) that is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including without limitation, basic, supplemental, marginal, and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding. Each determination by Agent of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

         "EVENT OF DEFAULT" means any of the occurrences set forth in SECTION
10.1 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in SECTION 10.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FEDERAL FUNDS RATE" means, on any day, a fluctuating interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three (3) federal funds brokers of recognized standing selected by Agent.

         "FINANCIAL STATEMENTS" means: (a) quarterly and annual consolidated statements of income and retained earnings, statement of cash flow, and balance sheets; (b) such other financial statements as Borrower shall routinely and regularly prepare on a quarterly or annual basis; (c) such other financial statements of the Consolidated Businesses or Minority Holdings as the Requisite Lenders may from time to time reasonably specify; provided, however, that the financial statements referenced in CLAUSES (a) and (b) above shall be prepared in form reasonably satisfactory to the Requisite Lenders.

         "FISCAL YEAR" means the fiscal year of Borrower for accounting and tax purposes, which shall be the 12-month period ending on December 31 of each calendar year.

         "FIXED CHARGES EXPENSE" means, with respect to any period, the sum of:
(a) Combined Interest Expense for such period; (b) scheduled payments of principal due with respect to Indebtedness for such period (other than Nonrecourse Debt with respect to Nonrecourse Debt Properties); (c) payments of base rent (but not percentage rent, additional rent or other sums which may be due) under any ground lease or Capital Lease of Borrower or any of its Consolidated Businesses for such period; and (d) the amount of dividends actually paid by General Partner with respect to its preferred stock for such period.

         "FLOATING BASE LOAN" means a Loan or Rollover made hereunder, that is one of a group of Loans and Rollovers, and that constitutes a portion of the principal amount under the Notes with respect to which the interest rate is calculated by reference to the Floating Base Rate.

         "FLOATING BASE RATE" means, on any date, the sum of: (a) the variable rate of interest established, announced or published from time to time by Agent as its "prime rate," "base rate" or "general reference rate" of interest for short-term commercial loans in Dollars to domestic borrowers (which rate of interest may not be the lowest rate charged by Agent on similar loans); and (b) based upon the range in which the Leverage Ratio falls, the applicable percentage in accordance with the following table:

========================================================
            Leverage Ratio                    Percentage
========================================================

Less than 35%                                     0.75%
--------------------------------------------------------
Equal to or greater than 35%, but less           1.125%
than 45%
--------------------------------------------------------
Equal to or greater than 45%, but less          1.3125%
than 50%
--------------------------------------------------------
Equal to or greater than 50%                      1.50%
--------------------------------------------------------

Each change in the Floating Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the day of such change in the Floating Base Rate.

         "FUNDING ACCOUNT" means the account maintained by Agent for the purpose of funding Loans and receiving and disbursing payments hereunder.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants' Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the Closing Date (unless otherwise specified herein as in effect on another date or dates)

         "GAS STATION SUBSIDIARY" means an Affiliate of Borrower that shall invest solely in gas stations and related convenience stores, and that shall satisfy the published criteria of S&P for a "bankruptcy-remote, single purpose entity" as well as the other provisions of this Agreement with respect thereto; provided, however, that (a) with respect to the S&P criteria for limited liability companies, said Person shall not be required to satisfy the S&P requirement that at least one of the members of the limited liability company be a single purpose entity so long as a nonconsolidation opinion meeting S&P requirements has been issued to Borrower by counsel acceptable to Required Lenders (such counsel shall include the firm of Middleberg, Riddle & Gianna, or any other independent firm of which Richard Wilensky is a partner, which serves as outside general counsel to Borrower), and a copy thereof has been delivered to Lenders; and (b) in no event shall any one Gas Station Subsidiary own more than five (5) Properties.

         "GENERAL PARTNER" means USRP Managing, Inc., a Delaware corporation.

         "GOVERNMENTAL AUTHORITY" means any foreign governmental authority, the United States of America, any state of the United States of America, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau, or court having jurisdiction over any of Borrower, any subsidiary, any Lender or any of their respective businesses, operations, assets, or properties.

         "GUARANTIES" means, collectively, those certain Guaranties of Payment, substantially in the form of EXHIBIT G attached hereto, executed by USRPI and General Partner, respectively, in favor of Agent, on behalf of the Lenders, and that certain Subsidiary Guaranty, substantially in the form of EXHIBIT G-1 attached hereto, executed by the Subsidiary Guarantors in favor of Agent, for the benefit of the Lenders.

         "GUARANTORS" means, collectively, each of the signatories to the Guaranties. "GUARANTOR" means any one of the Guarantors.

         "HAZARDOUS MATERIAL" means any substance, material, or waste that is or becomes regulated, under any federal, state, or local environmental Law (including, but not limited to Environmental Laws) as hazardous to public health or safety or to the environment, including, but not limited to: (a) any substance or material designated as a "hazardous substance" under Section 311 of the Clean Water Act, 33 U.S.C.A. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section
1317); (b) any substance or material defined as "hazardous waste" under Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903); and (c) any substance or material defined as a "hazardous substance" under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9001 et seq. (42 U.S.C. Section 9601).

         "INDEBTEDNESS", as applied to any Person, means, at any time, without duplication: (a) all indebtedness, obligations or other liabilities of such Person (whether consolidated or representing the proportionate interest in any other Person): (i) for borrowed money (including construction loans) or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto; (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock; (iii) with respect to letters of credit issued for such Person's account; (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business; (v) in respect of Capital Leases; (vi) which are Contingent Obligations; or (vii) under warranties and indemnities; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness obligations or other liabilities of such Person in respect of interest rate contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (e) all contingent Contractual Obligations with respect to any of the foregoing. Notwithstanding the foregoing, Indebtedness shall not include Nonrecourse Debt with respect to Nonrecourse Debt Properties.

         "INTERBANK OFFERED RATE" means, with respect to each Interest Period, the rate of interest per annum determined by Agent (in accordance with its customary general practice) to be the arithmetic average (rounded upwards to the nearest 1/16 of 1%) of the per annum rates at which deposits in immediately available and freely transferable funds in Dollars are offered by Agent (at approximately 11:00 a.m., New York City time, two (2) Eurodollar Business Days prior to the first day of such Interest Period) to prime banks in the interbank Eurodollar market for delivery on the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period and in an amount equal to or comparable to the principal amount of the Eurodollar Loan of Agent to which such Interest Period relates. Agent shall attempt to notify Borrower of Agent's determination of the Interbank Offered Rate as soon as practicable following such determination. If Agent does not furnish a timely quotation, the provisions of SECTION 4.1 hereof shall apply. Each determination of the Interbank Offered Rate by Agent shall, in the absence of manifest error, be conclusive and binding.

         "INTEREST OPTION" means the Eurodollar Rate and the Floating Base Rate.

         "INTEREST PAYMENT DATE" means: (a) as to any Floating Base Loan, the last Business Day of each month, commencing on the first of such days to occur after such Floating Base Loan is made or after any Eurodollar Loan is converted to a Floating Base Loan, or such earlier date as such Floating Base Loan shall mature, by acceleration or otherwise; (b) as to any Eurodollar Loan, the last day of an Interest Period, or such earlier date as such Eurodollar Loan shall mature, by acceleration or otherwise; and (c) as to any Loan, the Maturity Date or the date of any prepayment made hereunder.

         "INTEREST PERIOD" means, with respect to any Eurodollar Loan, a period commencing: (a) on the borrowing date of such Eurodollar Loan; or (b) on the termination date of the immediately preceding Interest Period in the case of a Rollover to a successive Interest Period as described in SECTION 2.2(c), and ending one month thereafter; provided, however, (i) any Interest Period that would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; (ii) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to CLAUSE (i) above, end on the last Eurodollar Business Day of a calendar month; and (iii) if the Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

         "INVESTMENT" means, with respect to any Person: (a) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person; (b) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person; and (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

         "INVESTMENT GRADE CREDIT RATING" means: (a) with respect to Moody's, a credit rating of Baa3 or higher; and (b) with respect to S&P, a credit rating of BBB- or higher.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "LAWS" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Governmental Authority.

         "LENDER" is defined in the preamble to this Agreement.

         "LENDER DEFAULT" is defined in SECTION 11.14.

         "LEVERAGE RATIO" means the ratio, expressed as a percentage, of the Total Adjusted Outstanding Indebtedness to the Capitalization Value.

         "LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

         "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other and including, without limitation, any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed-by a "true" lessor pursuant to 9-408 of the Uniform Commercial

Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

         "LIMITED MINORITY HOLDINGS" means Minority Holdings in which: (a) Borrower has a less than fifty percent (50%) beneficial ownership interest; or
(b) Borrower or its wholly-owned Subsidiary does not control the management of such Minority Holdings, whether as the general partner or managing member of such Minority Holding, or otherwise. As used in this definition only, the term "control" shall mean the authority to make unilaterally major management decisions, in addition to the management of day-to-day operations of such entity and shall include instances in which Borrower manages the day-to-day leasing, management, control or development of the Properties of such Minority Interest pursuant to the terms of a management agreement.

         "LIMITED PARTNERS" means those Persons who from time to time are limited partners of Borrower; and "LIMITED PARTNER" means each of the Limited Partners, individually.

         "LITIGATION" means any action or proceeding by or before any Governmental Authority.

         "LOAN" means any amount loaned to Borrower by Lenders under this Agreement.

         "LOAN DOCUMENTS" means: (a) this Agreement, certificates and reports delivered under this Agreement, and exhibits and schedules to this Agreement;
(b) the Note and all other agreements, documents, and instruments in favor of Lender ever delivered under this Agreement or otherwise delivered in connection with all or any part of the Obligations, including, without limitation, each of the Guaranties; and (c) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

         "MANDATORY PREPAYMENT DATE" is defined in SECTION 3.6.

         "MARGIN STOCK" means "margin stock" as such term is defined in Regulation U and Regulation G.

         "MATERIAL ADVERSE EFFECT" means any: (a) material adverse effect whatsoever upon the validity, performance, or enforceability of any Loan Document; (b) material impairment of the ability of Borrower to fulfill its payment or other material obligations under the Loan Documents; (c) material and adverse effect on the financial condition of Borrower as represented to Lender in the Current Financials most recently delivered before the date of this Agreement; or (d) Event of Default or Potential Default.

         "MATURITY DATE" means the earlier of: (a) April 11, 2002; or (b) the date on which the Obligations otherwise become earlier due and payable under the terms of this Agreement.

         "MAXIMUM COMMITMENT" means the aggregate Commitments of all Lenders, but in no event greater than $50,000,000.

         "MAXIMUM RATE" means, on any day, the highest, non-usurious interest rate (if any) permitted by Law.

         "MINORITY HOLDINGS" means partnerships, joint ventures, corporations and other entities held or owned by Borrower or any Subsidiary which are not directly or indirectly wholly-owned by Borrower.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORTGAGE SUBSIDIARY" means an Affiliate of Borrower that shall invest solely in mortgages on real and personal properties of unaffiliated third-parties, and that shall satisfy the published criteria of S&P for a "bankruptcy-remote, single purpose entity."

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Internal Revenue Code to which Borrower or any member of the Controlled Group is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         "NPL" is defined in SECTION 6.17(a).

         "NONRECOURSE DEBT" means Indebtedness as to which the lender's recourse is limited to either: (a) the property securing such Indebtedness (subject to customary carve-outs for fraud, misapplication of funds); or (b) the property of any Subsidiary securing such Indebtedness or the assets of any such Subsidiary (provided that in such case, all assets of such Subsidiary shall constitute Nonrecourse Debt), but is not recourse to Borrower, the General Partner, the Guarantors or any Subsidiary (provided that Borrower, the General Partner and the Guarantors may pledge, on a nonrecourse basis, their interests in any such Subsidiary, in which event the assets of such Subsidiary shall constitute Nonrecourse Debt).

         "NONRECOURSE DEBT PROPERTIES" means Properties acquired by Borrower or any Subsidiary which are subject to Nonrecourse Debt.

         "NOTES" means the promissory notes issued by Borrower to Lenders pursuant to SECTION 3.1 hereof, as such notes may be amended, restated, reissued, extended or modified, and "NOTE" means any one of the Notes.

         "OBLIGATIONS" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Agent, any other Lender, any Affiliate of Agent, any other Lender, or any Person entitled to indemnification pursuant to SECTION 12.1 of this Agreement, of any kind or nature, arising under this Agreement, the Notes or any other Loan Document. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to Borrower under this Agreement or any other Loan Document.

         "OFFICER'S CERTIFICATE" means, as to a corporation, a certificate executed on behalf of such corporation by the chairman of its board of directors (if an officer of such corporation) or its chief executive officer, president, any of its vice-presidents, its chief financial officer, or its treasurer and, as to a partnership, a certificate executed on behalf of such partnership by the chairman of the board of directors (if an officer of such corporation) or chief executive officer, president, any vice-president or treasurer of the general partner of such partnership.

         "ORGANIZATIONAL DOCUMENTS" means, with respect to any corporation, limited liability company, or partnership: (a) the articles/certificate of incorporation, formation or limited partnership (or the equivalent organizational documents) of such corporation or limited liability company or limited partnership; (b) the partnership agreement executed by the partners in the partnership; (c) the by-laws (or the equivalent governing documents) of the corporation, limited liability company or partnership; and (d) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock or such limited liability company's or partnership's equity or ownership interests.

         "OSHA" means the Occupational Safety and Health Act of 1970, 29. U.S.C. Sections 651 et seq., any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

         "OTHER CREDIT FACILITIES" means any agreement or other arrangement by which any commercial bank or other Person loans monies or extends credit to Borrower in an original principal or commitment amount equal to or exceeding $10,000,000, including, without limitation, the UBS Agreement, Term Note Agreement No. 1, Term Note Agreement No. 2 and Term Note Agreement No. 3.

         "OTHER TAXES" is defined in SECTION 3.10(b).

         "PARTICIPANT" is defined in SECTION 12.9(b).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERMITS" means any permit, consent, approval, authorization, license, variance, or permission required from any Person, including any Governmental Approvals.

         "PERSON" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

         "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA or Borrower or any ERISA Affiliate has assumed any liability.

         "POTENTIAL EVENT OF DEFAULT" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         "PRESCRIBED FORMS" means any duly executed forms and/or statements that may, from time to time, be prescribed by law, permitting Borrower to make payments hereunder for the account of a Lender free of deduction or withholding of income or similar taxes, pursuant to applicable provisions of: (a) an income tax treaty between the United States and the country of residence of a Lender providing the forms and/or statements; or (b) the Internal Revenue Code and any applicable rule or regulation thereunder.

         "PRO RATA SHARE" means, with respect to each Lender, the percentage obtained from the fraction: (a) the numerator of which is the Commitment of such Lender; and (b) the denominator of which is the aggregate Commitments of all Lenders.

         "PROCESS AGENT" means CT Corporation, 1633 Broadway, New York, New York 10019.

         "PROPERTY" means any Real Property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, general intangible, receivable, or other asset owned, leased or operated by any Consolidated Business or any Minority Holding (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

         "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901, any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

         "REAL PROPERTY" means all present and future right, title and interest (including, without limitation, any leasehold estate) of Borrower and its Subsidiaries in: (a) any plots, pieces or parcels of land; (b) any Improvements of every nature whatsoever (the rights and interests described in CLAUSES (a) and (B) above being the "PREMISES"); (c) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto;
(d) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefitting the Premises; and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in CLAUSES (c) and (d) above.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REGULATION G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REGULATION U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIT" means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et. seq. of the Internal Revenue Code.

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment or into or out of any property, including the movement of any Hazardous Material or any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, or any constituent of any such substance or waste, including, but not limited to these terms as defined in Environmental Laws, through or in the air, soil, surface water, groundwater, or any property.

         "REMEDIAL ACTION" means actions required to: (a) clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials; or (c) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

         "REPORTABLE EVENT" means any of the events described in Section 4043(b) of ERISA and the regulations promulgated thereunder as in effect from time to time but not including any such event as to which the thirty (30) day notice requirement has been waived by applicable PBGC regulations.

         "REPRESENTATIVES" means representatives, officers, directors, employees, accountants, attorneys, and agents.

         "REQUEST FOR BORROWING" is defined in SECTION 2.2.

         "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit and Environmental, Health or Safety Requirement of Law.

         "REQUISITE LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are greater than sixty-six and two-thirds percent (66 2/3%); provided, in the event any Lender fails to fund its Pro Rata Share of any Loan and such failure remains uncured, then "REQUISITE LENDERS" means Lenders, excluding all Lenders whose failure to fund remains uncured, whose Pro Rata Shares, in the aggregate, are greater than sixty-six and two-thirds percent (66 2/3%); provided further, in the event the Available Commitment has been terminated pursuant to the terms of this Agreement, "REQUISITE LENDERS" means Lenders whose aggregate outstanding principal balance of Loans, stated as a percentage of all such Loans, is greater than sixty-six and two-thirds percent (66 2/3%).

         "ROLLOVER" means the renewal of any Eurodollar Loan or Floating Base Loan upon the expiration of the Interest Period with respect thereto, pursuant to SECTION 2.2(c) hereof.

         "ROLLOVER NOTICE" is defined in SECTION 2.2(c) hereof.

         "RULE 144" means Rule 144 of the General Regulations as promulgated by the Securities and Exchange Commission under the Securities Act and, as applicable, its various sections and subsections.

         "S&P" means Standard and Poor's Corporation.

         "SALE-LEASEBACK SUBSIDIARY" means an Affiliate of Borrower that: (a) shall invest solely in gasoline/convenience stores and restaurant real properties operated by unaffiliated third-party tenants; (b) shall satisfy the published criteria of S&P for a "bankruptcy remote, single purpose entity;" and
(c) with respect to which all of its Properties are subject to Secured Indebtedness; provided that, notwithstanding anything to the contrary contained in the definition of "GAS STATION SUBSIDIARY," a Sale-Leaseback Subsidiary may acquire more than five (5) Properties which may not be exclusively gas station Properties.

         "SECURED INDEBTEDNESS" means any Indebtedness secured by a Lien.

         "SECURITIES" means any stock, shares, voting trust certificates, partnership interests, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", including, without limitation, any "security" as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the Obligations.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SOLVENT", when used with respect to any Person, means that at the time of determination: (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, Contingent Liabilities); (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; (c) such Person is then able and expects to be able to pay its debts (including, without limitation, Contingent Liabilities and other commitments) as they mature; and (d) such Person has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         "SUBSIDIARY" means any corporation, limited liability company, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by Borrower, one or more of the other subsidiaries of Borrower or any combination thereof.

         "SUBSIDIARY GUARANTORS" means, collectively, USRP (West Virginia) Partners, L.P., a Texas limited partnership, Restaurant Renovation Partners, L.P., a Texas limited partnership, U.S. Restaurant Properties Development L.P., a Texas limited partnership, USRP (Lincoln), Ltd., a Texas limited partnership, USRP (Norman) Ltd., a Texas limited partnership, and USRP (Carolina), Ltd., a Texas limited partnership.

         "SUPERMAJORITY LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are greater than eighty percent (80%); provided, in the event any Lender fails to fund its Pro Rata Share of any Loan and such failure remains uncured, then "SUPERMAJORITY LENDERS" means Lenders, excluding all Lenders whose failure to fund remains uncured, whose Pro Rata Shares, in the aggregate, are greater than eighty percent (80%); provided further, in the event the Available Commitment has been terminated pursuant to the terms of this Agreement, "SUPERMAJORITY LENDERS" means Lenders whose aggregate outstanding principal balance of Loans, stated as a percentage of all such Loans, is greater than eighty percent (80%).

         "TAXES" is defined in SECTION 3.6.

         "TERM NOTE AGREEMENT NO. 1" means the Note Purchase Agreement, dated as of January 31, 1997, of Borrower, with respect to the issuance of $12,500,000 principal amount of 8.06% Series A Senior Secured Guarantied Notes due January 31, 2000, and $27,500,000 principal amount of 8.30% Series B Senior Secured Guarantied Notes Due January 31, 2002.

         "TERM NOTE AGREEMENT NO. 2" means the Note Purchase Agreement, dated as of May 1, 1998, of Borrower, with respect to the issuance of $110,000,000 principal amount of 7.15% Senior Notes due May 1, 2005.

         "TERM NOTE AGREEMENT NO. 3" means the Note Purchase Agreement, dated as of November 13, 1998, of Borrower, with respect to the issuance of $47,500,000 principal amount of 8.22% Senior Notes due August 1, 2003.

         "TOTAL ADJUSTED OUTSTANDING INDEBTEDNESS" means, for any period, the sum of: (a) the amount of Indebtedness of Borrower and the Consolidated Businesses which is not Nonrecourse Debt, set forth on the then most recent quarterly financial statements of Borrower; (b) the outstanding amount of Minority Holding Indebtedness which is not Nonrecourse Debt as of the time of determination; and (c) without duplication, Contingent Obligations, which are recourse obligations, of Borrower, including those of Minority Holdings.

         "TOTAL UNSECURED OUTSTANDING INDEBTEDNESS" means that portion of Total Adjusted Outstanding Indebtedness that is Unsecured Indebtedness.

         "UBS AGREEMENT" means that certain Revolving Credit Agreement, dated January 9, 1998, among Borrower, the other lenders named therein, and Union Bank of Switzerland, New York Branch, as agent.

         "UNENCUMBERED COMBINED EBITDA" means that portion of Combined EBITDA which represents revenues earned from Real Property that is not subject to or encumbered by Secured Indebtedness and is not subject to any agreements other than this Agreement, the Term Note Agreement and the UBS Agreement, the effect of which would be to restrict, directly or indirectly, the ability of the owner of such Property from granting Liens thereon, calculated on the first day of each fiscal quarter for the immediately preceding fiscal quarter, annualized.

         "UNSECURED INDEBTEDNESS" means Indebtedness which is not Secured Indebtedness.

         "UNSECURED INTEREST EXPENSE" means the portion of the Combined Interest Expense attributable to Total Unsecured Outstanding Indebtedness.

         "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

         "USRPI" means U.S. Restaurant Properties, Inc., a Maryland corporation, the sole owner of General Partner.

         1.2 TIME REFERENCES. Unless otherwise specified, in the Loan Documents:
(a) time references (e.g., 10:00 a.m.) are to time in New York City; (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding"; and (c) references to a "day" or "days," unless specified otherwise, are to calendar days.

         1.3 OTHER REFERENCES. Unless otherwise specified, in the Loan
Documents: (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender; (b) heading and caption references may not be construed in interpreting provisions; (c) monetary references are to currency of the United States of America; (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used; (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions;
(f) references to "including" mean including without limiting the generality of any description preceding that word; (g) the rule of construction that references to general items that follow references to specific items as being limited to the same type or character of those specific items is not applicable in the Loan Documents; (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns; (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it; and
(j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.4 ACCOUNTING PRINCIPLES. Unless otherwise specified, in the Loan
Documents: (a) GAAP determines all accounting and financial terms and compliance with financial covenants; (b) GAAP in effect on the date of this Agreement determines compliance with financial covenants; provided that GAAP shall be applied without reference to EITF-98-9; and (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period.

SECTION 2         LOAN.

         2.1 COMMITMENT. Subject to the provisions of the Loan Documents, each Lender hereby, severally and not jointly, agrees to extend to Borrower, on or prior to the Commitment Termination Date, a term Loan, in one or more advances, in an amount not to exceed its Pro Rata Share of the Maximum Commitment. This Agreement is a multiple advance term loan facility; therefore, (a) any amount of the Available Commitment not advanced prior to the close of Agent's banking business on the Commitment Termination Date shall automatically expire and no longer be available to Borrower; and (b) no portion of any Loans may be reborrowed once paid or prepaid.

         2.2 MANNER OF BORROWING. So long as the conditions precedent to borrowing under SECTION 5 have been satisfied, Borrower shall give Agent notice of the date of each requested Loan hereunder, which notice may be by telephone, if confirmed in writing, telex, facsimile, or other written communication (the "REQUEST FOR BORROWING"), and which notice shall be irrevocable and effective upon receipt by Agent. Each Request for Borrowing shall be in the form attached hereto as EXHIBIT C (with blanks completed in conformity herewith) and shall be furnished to Agent at least three (3) Eurodollar Business Days prior to the requested date of the funding of a Eurodollar Loan, and at least two (2) Business Days prior to the requested date of funding of a Floating Base Loan.


                  (1) REQUEST FOR BORROWING. Each Request for Borrowing shall be deemed to constitute a representation and warranty by Borrower that:

                           (1) As of the date of the Loan requested, the
                  representations and warranties set forth in SECTION 6 hereof are and will be true and correct in all material respects both immediately before and after giving effect to such Loan;

                           (2) No Event of Default or Potential Event of Default
                  exists and is continuing at such date; and after giving effect to such Loan, the aggregate outstanding unpaid principal balance of all Loans as of such date will not exceed the Maximum Commitment.

                  Borrower shall indemnify Lenders against any cost, loss, or expense incurred by Lenders, or any of them, as a result of any failure to fulfill, on or before the date specified for such Loan, the conditions to such Loan set forth herein, including, without limitation, any cost, loss, or expense incurred by reason of the liquidation or re-deployment of the deposits or other funds acquired by Lenders, or any of them, to fund the Loan to be made by Lenders as a part of such Loan when such Loan, as a result of such failure, is not made on such date. A certificate of a Lender setting forth the amount of any such cost, loss or expense, and the basis for the determination thereof, shall be delivered to Borrower and Agent and shall, in the absence of a manifest error, be conclusive and binding. Notwithstanding any provision to the contrary contained in this SECTION 2.2, Borrower shall not be required to indemnify Lenders against any costs, loss or expenses incurred by Lenders, or any of them, as a result of the liquidation or redeployment of funds due to Borrower's failure to fulfill, on or before the date specified for a Floating Base Rate Loan, the conditions to such Loan set forth herein.

                  (2) REQUEST FOR CURRENT RATES. Prior to making a Request for Borrowing, Borrower may (without specifying whether the anticipated Loan shall be a Floating Base Loan or Eurodollar Loan) request that Agent provide the most recent Floating Base Rate and Eurodollar Rate available to Lenders. Agent shall endeavor to provide such quoted rates to Borrower within two (2) Business Days of such request.

                  (3) ROLLOVERS. At least four (4) Eurodollar Business Days prior to the last day of an Interest Period, Agent shall endeavor to provide Borrower with notice of the expiration of such Interest Period; provided, however, that Agent's failure to provide such notice will in no way affect or otherwise compromise the obligation of Borrower to provide the Rollover Notice referred to below. At least three (3) Eurodollar Business Days prior to the termination of each Eurodollar Interest Period, Borrower shall give Agent written notice (the "ROLLOVER NOTICE") whether Borrower desires to renew such Eurodollar Loan and shall designate the Interest Option which shall be applicable to such Rollover upon the expiration of such Interest Period. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Agent and shall be deemed to constitute a representation and warranty by Borrower that the representations and warranties set forth in SECTION 6 hereof are true and correct in all material respects on and as of the date of such Rollover Notice, with the same force and effect as if made on and as of such date. If Borrower fails to timely give Agent the Rollover Notice with respect to any Loan, Borrower shall be deemed to have elected the Floating Base Rate as the Interest Option with respect to such Loan, commencing on the expiration of the preceding Interest Period.

                  (4) CONVERSIONS. With respect to any Floating Base Loan, Borrower shall have the right, on any Eurodollar Business Day (a "CONVERSION DATE"), to convert such Floating Base Loan to a Eurodollar Loan, by giving Agent written notice (a "CONVERSION NOTICE") of such selection at least three (3) Eurodollar Business Days prior to such Conversion Date. Each Conversion Notice shall be irrevocable and effective upon notification thereof to Agent and shall be deemed to constitute a representation and warranty by Borrower that the representations and warranties set forth in SECTION 6 hereof are true and correct in all material respects on and as of the date of such Conversion Notice, with the same force and effect as if made on and as of such date.

                  (5) TRANCHES. Notwithstanding anything to the contrary contained herein, Borrower shall not have the right to have more than five (5) Eurodollar Loans, in the aggregate, outstanding hereunder at any one time, and Borrower shall not have the right to request a Eurodollar Loan if the interest rate applicable thereto under SECTION
         3.2 hereof would exceed the Maximum Rate in effect on the first day of the Interest Period applicable to such Eurodollar Loan.

                  (6) AGENT NOTIFICATION OF LENDERS. Agent shall promptly notify each Lender of receipt of a Request for Borrowing, a Conversion Notice or a Rollover Notice; Agent shall specify the amount of the Loan and such Lender's Pro Rata Share thereof, the date the Loan is to be made, the Interest Option selected, and the applicable rate of interest.

         2.3 MINIMUM LOAN AMOUNTS. Each Loan shall be in an amount of at least $10,000,000. If the Available Commitment is less than $10,000,000, then the Loan shall be in the amount of the then Available Commitment.

         2.4 FUNDING. Each Lender shall make the proceeds of its Pro Rata Share of each Loan available to Agent at its Funding Account for the account of Borrower at or prior to 2:00 p.m. (New York City time) on the date specified in the Request for Borrowing, as the borrowing date, in immediately available funds; and upon fulfillment of all applicable conditions set forth herein, Agent shall deposit such proceeds in immediately available funds in Borrower's account specified in the Request for Borrowing. The failure of any Lender to advance the proceeds of its Pro Rata Share of any Loan required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its Pro Rata Share of any Loan required to be advanced hereunder. The liabilities and obligations of each Lender hereunder shall be several and not joint, and neither Agent nor any Lender shall be responsible for the performance by any other Lender of its obligations hereunder. Each Lender hereunder shall be liable to Borrower only for the amount of its Commitment.

         2.5 INTEREST RATE.

                  (1) RATE. The unpaid principal of each Floating Base Loan shall bear interest at a rate per annum which shall from day to day be equal to the Floating Base Rate in effect from day to day. The unpaid principal of each Eurodollar Loan shall bear interest at a rate per annum which shall be equal to the Eurodollar Rate for the applicable Interest Period.

                  (2) CHANGE IN RATE; PAST DUE AMOUNTS; CALCULATIONS OF INTEREST. Each change in the rate of interest under each Note shall become effective, without prior notice to Borrower, automatically as of the opening of business of Lenders on the date of said change. Interest shall be calculated on the basis of actual days elapsed in a year consisting of 360 days. If any principal of, or interest on, any Note is not paid when due, then (in lieu of the interest rate provided in SECTION 2.5(a) above) such past due principal and interest on the Note shall bear interest at the Default Rate.

         2.6 DETERMINATION OF RATE. Agent shall determine each interest rate applicable to the Loans hereunder. Agent shall give prompt notice to Borrower of each rate of interest so determined, and its determination thereof shall be conclusive and binding in the absence of manifest error.

SECTION 3         PAYMENT TERMS.

         3.1 PROMISSORY NOTES. All Loans hereunder shall be evidenced by promissory notes of Borrower. Each Note issued by Borrower shall: (a) be dated:
(i) with respect to the initial Note payable to the order of each initial Lender, the date hereof; and (ii) with respect to subsequent, replacement Notes or Notes payable to subsequent Lenders, if applicable, the date of funding of such Lender's Commitment or the date of the relevant Assignment and Acceptance Agreement for such Lender; (b) be in the amount of the applicable Lender's Commitment; (c) be payable to the order of such Lender at its principal office;
(d) bear interest in accordance with the terms herein; and (e) be in the form of EXHIBIT A attached hereto (with blanks appropriately completed in conformity herewith). Borrower agrees from time to time, upon the request of Agent or any affected Lender, to reissue new Notes, in accordance with the terms and in the form heretofore provided, to any Lender and any Assignee of such Lender in accordance with SECTION 12.9(c) hereof, in renewal of and substitution for the Note previously issued by Borrower to the affected Lender.

         3.2 PAYMENT OF OBLIGATIONS. The unpaid principal amount of the Obligations, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date.

                  (1) INTEREST CALCULATED. Interest on each Loan and any portion thereof shall commence to accrue in accordance with the terms of this Agreement and the other Loan Documents as of the date of the disbursal or wire transfer of such Loan by Agent, notwithstanding whether Borrower received the benefit of such Loan as of such date. When a Loan is disbursed by wire transfer, such Loan shall be considered made at the time of the transmission of the wire, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds by Agent in the Funding Account.

                  (2) INTEREST PAYMENT DATES. Interest on the Notes shall be due and payable on each Interest Payment Date, and on the Maturity Date.

                  (3) DIRECT DISBURSEMENT. If, at any time, Agent does not receive on the date due, any payment of interest upon the Loans or any fee described herein, Agent may disburse funds from the Funding Account to Lenders to the extent available therein for payment of any such amount and thereafter may disburse to Lenders, without notice to or consent of Borrower, in immediately available funds an amount equal to the interest or fee due to Lenders, which disbursement shall be deemed to be a Floating Base Loan pursuant to SECTION 2 hereof, and Borrower shall be deemed to have given to Lenders, in accordance with the terms and conditions of SECTION 2.2(a), a Request for Borrowing with respect thereto.

         3.3 PAYMENTS ON THE NOTES. All payments of principal of, and interest on, the Notes, of fees and of all other amounts payable under this Agreement by Borrower to or for the account of Lenders, or any of them, shall be made by Borrower to Agent before 12:00 noon in federal or other immediately available funds to the Funding Account. Funds received after 12:00 noon shall be treated for all purposes as having been received by Agent on the first Business Day next following receipt of such funds. Except as provided in SECTION 12.9 hereof, each Lender shall be entitled to receive its Pro Rata Share of each payment received by Agent hereunder for the account of Lenders on the Notes. Each payment received by Agent hereunder for the account of a Lender shall be promptly distributed by Agent to such Lender. Agent and each Lender hereby agree that payments to Agent by Borrower of principal of, and interest on, the Notes, of fees and of all other amounts payable under this Agreement by Borrower to or for the account of Lenders in accordance with the terms of this Agreement, the Notes and the other Loan Documents shall constitute satisfaction of Borrower's obligations with respect to any such payments, and Agent shall indemnify, and each Lender shall hold harmless, Borrower from any claims asserted by any Lender in connection with Agent's duty to distribute and apportion such payments to Lenders in accordance with this SECTION 3.3. All payments made on the Notes shall be credited, to the extent of the amount thereof, in the following manner:
(a) first, against all costs, expenses and other fees (including attorneys' fees) arising under the terms hereof; (b) second, against the amount of interest accrued and unpaid on the Notes as of the date of such payment; (c) third, against all principal due and owing on the Notes as of the date of such payment; and (d) fourth, to all other amounts constituting any portion of the Obligations.

         3.4 CANCELLATION OF AVAILABLE COMMITMENT. So long as no Event of Default has occurred and upon ten (10) days' prior written notice to Agent, Borrower may, without premium or penalty, cancel the Available Commitment, in whole or in part; provided, however, Borrower shall pay to Agent, for the benefit of Lenders, concurrently with the notice of such cancellation, the accrued and unpaid Commitment Fee due through the effective date of such cancellation. Notwithstanding the foregoing, the minimum cancellation amount shall be $1,000,000 and cancellations greater than such minimum shall be in increments of $1,000,000. Any cancellation of the Available Commitment shall be made on a pro rata basis among Lenders.

         3.5 VOLUNTARY PREPAYMENTS. So long as no Event of Default and upon five
(5) Business Days' prior written notice to Agent, Borrower may, without premium or penalty, prepay the principal of the Notes then outstanding, in whole or in part, on the last day of any Interest Period; provided, however, should Borrower prepay a Floating Base Loan, Borrower need only provide to Agent one business day's prior written notice of such prepayment. Notwithstanding the foregoing, (a) the minimum prepayment amount under this SECTION 3.5 shall be $1,000,000 and prepayments greater than such minimum shall be in increments of $1,000,000; and (b) if any prepayment of a Eurodollar Loan is made on a date other than the last day of an Interest Period for such Eurodollar Loan, Borrower shall also pay any amounts owing pursuant to
SECTION 4.

         3.6 MANDATORY PREPAYMENTS. If at any time from and after the Closing
Date: (a) Borrower merges or consolidates with another Person and Borrower is not the surviving entity; (b) Borrower or any Consolidated Subsidiary or any Minority Holding sells, transfers, assigns or conveys assets (other than those among Borrower and the Consolidated Subsidiaries or those constituting mortgages secured by real property), the book value of which (computed in accordance with GAAP but without deduction for depreciation), in the aggregate of all such sales, transfers, assignments, foreclosures, or conveyances exceeds 25% of the then Capitalization Value in any twelve (12) month period; (c) the portion of Capitalization Value attributable to the aggregate Minority Holdings (other than the Mortgage Subsidiaries and Sale-Leaseback Subsidiaries) of Borrower and the Consolidated Subsidiaries exceeds 15% of Capitalization Value; or (d) Borrower or its Affiliate ceases to provide property management and leasing services to 75% of the total number of Real Properties in which Borrower has an ownership interest (the date any such event shall occur being the "MANDATORY PREPAYMENT DATE"), the Available Commitment shall terminate and Borrower shall prepay the Loans in their entirety as if the Mandatory Prepayment Date were the Maturity Date. Borrower shall immediately make such prepayment together with interest accrued to the date of the prepayment on the principal amount prepaid. In connection with the prepayment of any Loan prior to the maturity thereof, Borrower shall also pay any applicable expenses pursuant to SECTION 4.5. Each such prepayment shall be applied to prepay ratably the Loans of the Lenders.

         3.7 TAXES.

                  (1) EXCLUDED TAXES. Any and all payments by Borrower hereunder and under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender: (i) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of each Lender's applicable lending office or any political subdivision thereof; and (ii) any taxes imposed by the United States of America by means of withholding at the source if and to the extent that such taxes shall be in effect and shall be applicable, on the date hereof, to payments to be made to each Lender (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES").

                  If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to a Lender: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.7) such Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) Borrower shall make such deductions; and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (2) PERMITTED TAXES. Notwithstanding anything to the contrary contained in this Agreement, Borrower shall be entitled, to the extent required by law, to deduct or withhold income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Lender (without the payment of increased amounts to such Lender pursuant to CLAUSE (a) above) other than a Lender that: (i) is a domestic corporation (as such term is defined in Section 7701 of the Internal Revenue Code) for federal income tax purposes; or (ii) has the Prescribed Forms on file with Borrower to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that upon any such deduction or withholding, Borrower shall provide a statement to such Lender, setting forth the amount of such deduction or withholding, the applicable rate and any other information or documentation which such Lender may reasonably request for assisting such Lender to obtain any allowable credits or deductions for such deduction or withholding in the jurisdiction or jurisdictions in which such Lender is subject to tax.

                  (3) OTHER TAXES. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, otherwise with respect to, this Agreement (hereinafter referred to as "OTHER TAXES").

                  (4) TAX INDEMNIFICATION. Borrower will indemnify each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 3.7) paid by a Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, except as a result of the gross negligence or willful misconduct of such Lender, whether or not such Taxes or Other Taxes were correctly or legally asserted. Any payment pursuant to this SECTION 3.7(d) shall be made within thirty (30) days from the date such Lender makes written demand therefor.

                  (5) EVIDENCE OF TAX PAYMENTS. Within thirty (30) days after the date of any payment of Taxes by or at the direction of Borrower, Borrower will furnish to the applicable Lender, the original or a certified copy of a receipt evidencing payment thereof.

                  (6) SELECTION OF LENDING OFFICE. Each Lender shall endeavor in good faith (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its lending office or change the jurisdiction for its lending office, as the case may be, so as to avoid the imposition of any Taxes or Other Taxes or to eliminate the amount of any such additional amounts which may thereafter accrue; provided that no such selection or change of the jurisdiction for its lending office shall be made if, in the reasonable judgment of such Lender, such selection or change would be disadvantageous to such Lender.

                  (7) SURVIVAL OF AGREEMENTS. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 3.7 shall survive the payment in full of the Obligations.

         3.8 LENDING OFFICE. Each Lender may: (a) designate its principal office or a foreign branch, subsidiary or Affiliate of such Lender as its lending office (and the office to whose accounts payments are to be credited) for any Eurodollar Loan; (b) designate its principal office or a domestic branch, subsidiary or Affiliate as its lending office (and the office to whose accounts payments are to be credited) for any Floating Base Loan; and (c) change its lending offices from time to time by notice to Agent and Borrower. In such event, such Lender shall continue to hold the Note evidencing its loans for the benefit and account of such foreign branch, subsidiary or Affiliate. Each Lender shall be entitled to fund all or any portion of its Commitment in any manner it deems appropriate. But for the purposes of this Agreement, such Lender shall, regardless of such Lender's actual means of funding, be deemed to have funded its Commitment in accordance with the Interest Option selected from time to time by Borrower for such Loan period.

         3.9 AGENT FEES. Borrower shall pay to Agent fees in consideration of the arrangement and administration of the Commitments, which fees shall be payable in amounts and on the dates agreed to between Borrower and Agent in a letter agreement of even date herewith. Such fees are not compensation for the use, detention, or forbearance of money, is in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, is non-refundable, and bears interest (to the fullest extent permitted by Law and, if not paid when due, at the Default Rate).

         3.10 COMMITMENT FEE. Borrower shall pay to Agent, for the account of Lenders, a commitment fee ("COMMITMENT FEE"), accruing at a rate per annum (computed on a 360 day basis), payable on the Commitment Termination Date, equal to one-half percent (0.5%) of the average daily amount of the unused portion of the Available Commitment during the Availability Period. Borrower and Lenders acknowledge and agree that the Commitment Fee is a bona fide commitment fee and is intended as reasonable compensation to Lenders for committing to make funds available to Borrower as described herein and for no other purposes.

         3.11 MAXIMUM INTEREST RATE. Regardless of any provision in any Loan Document, Lender is never entitled to receive, collect, or apply as interest on the Obligations any amount in excess of interest calculated at the Maximum Rate. If Lender ever receives, collects, or applies as interest any such excess, then:
(a) the amount which would be excessive interest is deemed to be a partial prepayment of principal and treated as such; and (b) if the principal of the Obligations is fully paid, any remaining excess shall be paid to Borrower.

SECTION 4         SPECIAL PROVISIONS FOR EURODOLLAR LOANS.

         4.1 INADEQUACY OF EURODOLLAR LOAN PRICING. If, with respect to an Interest Period for any Eurodollar Loan, Agent determines that deposits in Dollars (in the applicable amounts) are not being offered by Agent in the applicable interbank Eurodollar market for such Interest Period, then Agent shall forthwith give notice thereof to Borrower, whereupon until Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist:
(a) the obligation of Lenders to make Eurodollar Loans shall be suspended; and
(b) Borrower shall either: (i) repay in full the then outstanding principal amount of such Eurodollar Loan, together with accrued interest thereon on the last day of the then current Interest Period applicable to such Eurodollar Loan; or (ii) convert such Eurodollar Loan to a Floating Base Loan in accordance with the terms of this Agreement on the last day of the then current Interest Period applicable to each such Eurodollar Loan.

         4.2 ILLEGALITY. If, after the date of this Agreement, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurodollar lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency shall make it unlawful or impossible for any Lender (or its Eurodollar lending office) to make, maintain, or fund any type of Eurodollar Loans, then such Lender shall so notify Agent, and Agent shall forthwith give notice thereof to Borrower and Lenders. Before giving notice to Agent pursuant to this SECTION 4.2, such Lender shall designate a different Eurodollar lending office, if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to any material extent to such Lender (as determined in good faith by such Lender).

Upon receipt of such notice, Borrower shall either: (a) repay in full the then outstanding principal amount of such Eurodollar Loan, together with accrued interest thereon; or (b) convert such Eurodollar Loan to a Floating Base Loan on either: (i) the last day of the then current Interest Period applicable to each such Eurodollar Loan if such Lender may lawfully continue to maintain and fund such Eurodollar Loan to such day; or (ii) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Loan to such day.

         4.3 INCREASED COSTS FOR EURODOLLAR LOANS. If any Governmental Authority, central bank, or other comparable authority shall at any time impose, modify, or deem applicable any law, rule, regulation or guideline regarding capital adequacy or reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System or pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" but excluding any reserve requirement included in the Eurodollar Reserve Requirement of each Lender (or its Eurodollar lending office)) special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or its Eurodollar lending office), or shall impose on any Lender (or its Eurodollar lending office) or the applicable interbank Eurodollar market any other condition affecting any type of its Eurodollar Loan, its Note, or the obligation to make any type of Eurodollar Loan; and the result of any of the foregoing is to increase the cost to any Lender of making or maintaining any type of Eurodollar Loan, or to reduce the amount of any sum received or receivable by Lender under this Agreement or under its Note with respect to any Eurodollar Loan, by an amount reasonably deemed by such Lender to be material, then, within five (5) days after demand by such Lender (with a copy to Agent), Borrower shall pay to such Lender, such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION
4.3 and, in connection with Eurodollar Loans, will, to the extent possible, designate a different Eurodollar lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to any material extent to such Lender (as determined in good faith by such Lender). A certificate of such Lender claiming compensation under this SECTION 4.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. If any Lender demands compensation under this SECTION 4.3, then Borrower may at any time, upon at least three (3) Business Days' prior notice to Agent either: (a) repay in full the then outstanding principal amount of such Eurodollar Loan, together with accrued interest thereon to the date of prepayment; or (b) convert such Eurodollar Loan to a Floating Base Loan in accordance with the provisions of this Agreement; provided however, that Borrower shall be liable for any Consequential Loss arising pursuant to such actions.

         4.4 EFFECT ON EURODOLLAR LOANS AND FLOATING BASE LOANS. If notice has been given pursuant to SECTIONS 4.1 or 4.2 hereof requiring the then outstanding Eurodollar Loans of Lenders to be repaid or converted, then unless and until Lender notifies Borrower and Agent that the circumstances giving rise to such repayment no longer apply, all Loans shall be Floating Base Loans. If such Lender notifies Borrower and Agent that the circumstances giving rise to such repayment no longer apply, Borrower may thereafter select Loans to be Eurodollar Loans in accordance with the terms hereof.

         4.5 PAYMENTS NOT AT END OF INTEREST PERIOD. If Borrower makes any payment of principal with respect to any Eurodollar Loan on any day other than the last day of an Interest Period applicable to such Eurodollar Loan, then Borrower shall pay to Agent for the account of such Lender after demand by such Lender (with a copy to Agent) the Consequential Loss incurred by such Lender as a result of the timing of such payment. A certificate of such Lender setting forth the basis for the determination of the amount of Consequential Loss shall be delivered to Borrower, and Agent and shall, in the absence of manifest error, be conclusive and binding.

Any conversion of a Eurodollar Loan to a Floating Base Loan on any day other than the last day of the Interest Period for such Eurodollar Loan shall be deemed a payment for purposes of this SECTION 4.5.

         4.6 INDEMNITY. Without prejudice to any other provisions of this
SECTION 4.6, Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of any default by Borrower in making any payment when due of any amount due under this Agreement or in making any scheduled Loan, Rollover, or conversion under this Agreement, in respect of any Eurodollar Loan, including, but not limited to, any loss of profit, premium or penalty incurred by such Lender in respect of funds borrowed by it for the purpose of making, funding or maintaining such Eurodollar Loan, as determined by such Lender in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by such Lender to Borrower (with a copy to Agent) and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

SECTION 5         CONDITIONS PRECEDENT.

         The obligation of Lenders to honor the terms and conditions herein is conditioned upon Agent's receipt of all items set forth on SCHEDULE 5 attached hereto and made a part hereof. In addition, the obligation of Lenders to fund any Loan on the applicable Borrowing Date is subject to the conditions that, after giving effect to the requested Loan: (a) all of the representations and warranties in the Loan Documents are true and correct in all material respects as of such Borrowing Date (unless any such representation and warranty: (i) refers to a specific date; and (ii) is already qualified by a materiality concept, in which case such representation and warranty must be true and correct in all respects as of such Borrowing Date); (b) no Material Adverse Effect, Event of Default, or Potential Default exists; and (c) no limitation in SECTION
2.1 is exceeded. Each Request for Borrowing constitutes Borrower's representation and warranty that the conditions in CLAUSES (a) through (c) above are satisfied. Upon Agent's reasonable request, Borrower shall deliver to Agent evidence substantiating any of the matters in the Loan Documents that are necessary to enable Borrower to qualify for any Loan. Each condition precedent in this Agreement (including, without limitation, the delivery of each item set forth on SCHEDULE 5) is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent. A form of legal opinion as described in SCHEDULE 5 is attached hereto as EXHIBIT H.

SECTION 6         REPRESENTATIONS AND WARRANTIES.

         6.1 REPRESENTATIONS AND WARRANTIES OF BORROWER. In order to induce Agent, on behalf of Lenders, to enter into this Agreement and to make the Loans and the other financial accommodations to Borrower described herein, Borrower hereby represents and warrants to each Lender that the following statements are true, correct and complete:

         6.2 ORGANIZATION; POWERS.

                  (1) Borrower: (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect; (iii) has all requisite power and authority to own and operate its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement; and (iv) is a partnership for federal income tax purposes.

                  (2) General Partner: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect; and (iii) has all requisite corporate power and authority to own and operate its Property and to conduct its business as presently conducted.

                  (3) True, correct and complete copies of the Organizational Documents of Borrower and General Partner have been delivered to Agent, each of which is in full force and effect, and has not been modified or amended except to the extent set forth therein; and, to the best of Borrower's knowledge, there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents.

                  (4) Neither Borrower nor any of its Affiliates are "foreign persons" within the meaning of Section 1445 of the Internal Revenue Code.

         6.3 AUTHORITY.

                  (1) General Partner has the requisite power and authority to execute, deliver and perform this Agreement on behalf of Borrower and each of the other Loan Documents required to be executed on behalf of Borrower as required by this Agreement. General Partner is the Person who has executed this Agreement and such other Loan Documents on behalf of Borrower and is the sole general partner of Borrower.

                  (2) The execution, delivery and performance of each of the Loan Documents that is executed in connection with this Agreement by Borrower and to which Borrower is a party and the consummation of the transactions contemplated thereby are within Borrower's partnership powers, have been duly authorized by all necessary partnership action (and, in the case of General Partner acting on behalf of Borrower and in its individual capacity in connection therewith, all necessary corporate action thereof) and such authorization has not been rescinded. No other partnership or corporate action or proceedings on the part of Borrower or General Partner are necessary to consummate such transactions.

                  (3) Each of the Loan Documents to which Borrower is a party has been duly executed and delivered on behalf of Borrower and constitutes Borrower's legal, valid and binding obligation, enforceable against Borrower in accordance with its terms, is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by Borrower and the Subsidiaries on or before the Closing Date have been performed or complied with, and no Potential Event of Default, Event of Default or breach of any covenant by any of Borrower or any Subsidiary exists thereunder.

         6.4 SUBSIDIARIES.

                  (1) SCHEDULE 6.4: (i) contains a diagram indicating the corporate structure of Borrower, and any other Person in which Borrower holds a direct or indirect partnership, joint venture or other equity interest indicating the nature of such interest with respect to each Person included in such diagram; and (ii) accurately sets forth: (A) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation, or otherwise; and (B) the authorized, issued and outstanding shares or interests of each class of Securities of Borrower and the Subsidiaries and the owners of such shares or interests. None of such issued and outstanding Securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Securities, except as noted on SCHEDULE 6.4. The outstanding Capital Stock of General Partner is duly authorized, validly issued, fully paid and nonassessable and the outstanding Securities of Borrower and the Subsidiaries are duly authorized and validly issued.

                  (2) Except where failure may not have a Material Adverse Effect on Borrower, each Subsidiary: (i) is a corporation, limited liability company, limited partnership or business trust, as indicated on SCHEDULE 6.4, duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization; (ii) is duly qualified to do business and, if applicable, is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would limit its ability to use the courts of such jurisdiction to enforce Contractual Obligations to which it is a party; and (iii) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted hereafter.

         6.5 NO CONFLICT. The execution, delivery and performance of each of the Loan Documents to which Borrower is a party do not and will not: (a) conflict with the Organizational Documents of Borrower or any Subsidiary; (b) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of Borrower, any Limited Partner, any Subsidiary, or any general or limited partner of any Subsidiary, or require termination of any such Contractual Obligation which may subject Agent or any of the other Lenders to any liability; (c) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of Borrower, any Limited Partner, any Subsidiary, or any general partner or limited partner of any Subsidiary; or
(d) require any approval of shareholders of General Partner or any general partner (or equity holder of any general partner) of any Subsidiary.

         6.6 GOVERNMENTAL CONSENTS. The execution, delivery and performance of each of the Loan Documents to which Borrower is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given.

         6.7 GOVERNMENTAL REGULATION. Neither Borrower nor General Partner is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 4940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated by this Agreement.

         6.8 FINANCIAL POSITION. Complete and accurate copies of the following financial statements and materials have been delivered to Agent: (a) annual audited financial statements of General Partner, Borrower and the Subsidiaries for the fiscal year ended December 31, 1998; and (b) quarterly financial statements for General Partner, Borrower and the Subsidiaries for the fiscal quarter ending December 31, 1998. All financial statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective consolidated financial positions, and the consolidated results of operations and cash flows for each of the periods covered thereby of the General Partner, Borrower and the Subsidiaries as at the respective dates thereof. None of General Partner, Borrower, or any Subsidiary has any Contingent Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not reflected in its audited financial statements delivered to Agent on or prior to the Closing Date or otherwise disclosed to Agent and the other Lenders in writing, which will have or is reasonably likely to have a Material Adverse Effect.

         6.9 INDEBTEDNESS. SCHEDULE 6.9 sets forth, as of the date hereof, all Indebtedness for borrowed money of each of General Partner, Borrower, and the Subsidiaries, and identifying with particularity whether each such item of Indebtedness is Unsecured Indebtedness or Secured Indebtedness; and, except as set forth therein, there are no defaults in the payment of principal or interest on any such Indebtedness; no payments thereunder have been deferred or extended beyond their stated maturity; and there has been no material change in the type or amount of such Indebtedness since December 31, 1998.

         6.10 LITIGATION; ADVERSE EFFECTS. Except as set forth in SCHEDULE 6.10, as of the Closing Date, there is no action, suit, proceeding, Claim, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of Borrower, threatened against Borrower, any Subsidiary, or any Property of any of them: (a) challenging the validity or the enforceability of any of the Loan Documents; (b) which will or is reasonably likely to result in any Material Adverse Effect; or (c) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a potential criminal penalty. There is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated financial statements of Borrower. Neither Borrower nor any Subsidiary is: (a) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect; or (b) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or is reasonably likely to have a Material Adverse Effect.

         6.11 NO MATERIAL ADVERSE EFFECT. There has occurred no event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent financial statements delivered to Agent.

         6.12 TAX EXAMINATIONS. The IRS has examined (or is foreclosed from examining by applicable statutes) the federal income tax returns of any of Borrower's or the Subsidiaries' predecessors in interest with respect to the Properties for all tax periods prior to and including the taxable year ending December 31, 1994 and the appropriate state Governmental Authority in each state in which Borrower's or the Subsidiaries' predecessors in interest with respect to the Properties were required to file state income tax returns has examined (or is foreclosed from examining by applicable statutes) the state income tax returns of any of such Persons with respect to the Properties for all tax periods prior to and including the taxable year ending December 31, 1994. All deficiencies asserted against such Persons as a result of any federal, state, local or foreign tax examination for each taxable year, in respect of which an examination has been conducted, have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in the financial statements of such Persons to the extent, if any, required by GAAP. No such Person has taken any reporting positions for which it does not have a reasonable basis nor anticipates any further material tax liability with respect to the years which have not been closed pursuant to applicable law.

         6.13 PAYMENT OF TAXES. All tax returns, reports and similar statements or filings of each of Borrower and each Subsidiary required to be filed have been timely filed, and, except for Customary Permitted Liens, all taxes, assessments, fees and other charges of Governmental Authorities thereupon and upon or relating to their respective Properties, assets, receipts, sales, use, payroll, employment, income, licenses and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent: (a) such taxes, assessments, fees and other charges of Governmental Authorities are being contested in good faith by an appropriate proceeding diligently pursued as permitted by the terms of SECTION 8.4; and (b) such taxes, assessments, fees and other charges of Governmental Authorities pertain to Property of Borrower or any Subsidiary and the non-payment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect. All other taxes (including, without limitation, real estate taxes), assessments, fees and other governmental charges upon or relating to the respective Properties of Borrower and the Subsidiaries that are due and payable have been paid, except for Customary Permitted Liens and except to the extent described in CLAUSES (a) and
(B) above. Borrower has no knowledge of any proposed tax assessment against Borrower, any Subsidiary, or any of the Properties that will have or is reasonably likely to have a Material Adverse Effect.

         6.14 PERFORMANCE. Neither Borrower nor any Subsidiary has received any notice, citation or allegation, nor has actual knowledge, that: (a) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it; (b) any of its Properties is in violation of any Requirements of Law; or (c) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not have or are not reasonably likely to have a Material Adverse Effect.

         6.15 DISCLOSURE. The representations and warranties of Borrower contained in the Loan Documents, and all certificates and other documents delivered to Agent pursuant to terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Borrower has not intentionally withheld any fact from Agent or the other Lenders in regard to any matter which will have or is reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, the Lenders acknowledge that Borrower shall not have liability under this SECTION 6.15 with respect to its projections of future events; provided, however, that the representations and warranties of Borrower contained in the Loan Documents, and all certificates and other documents delivered to Agent pursuant to the terms thereof, unless otherwise required by the express provisions of the applicable Loan Documents, are not based upon Borrower's projections of future events.

         6.16 REQUIREMENTS OF LAW. Borrower and each Subsidiary are in compliance with all Requirements of Law applicable to each of them and their respective businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect.

         6.17 ENVIRONMENTAL MATTERS.

                  (1) Except as disclosed on SCHEDULE 6.17:

                           (1) the operations of Borrower, each Subsidiary, and
                  their respective Properties comply with all applicable Environmental, Health or Safety Requirements of Law;

                           (2) Borrower and each Subsidiary have, obtained all
                  material environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and the holder of each such Permit is currently in compliance with all terms and conditions of such Permits;

                           (3) none of Borrower, any Subsidiary or any of their
                  respective present or past Property or operations is subject to, or is the subject of, any investigation, judicial or administrative proceeding, order, judgment, decree, dispute, negotiations, agreement or settlement respecting: (A) any Environmental, Health or Safety Requirements of Law; (B) any Remedial Action; (C) any Claims or Liabilities and Costs arising from the Release or threatened Release of Hazardous Material into the environment; or (D) any violation of or liability under any Environmental, Health or Safety Requirement of Law which, with respect to any of the foregoing for which there does not exist an indemnity which meets the requirements set forth in SECTION 8.12(d), (1) individually, constitute Claims or Liabilities and Costs which exceed $50,000, (2) in the aggregate, as of the Closing Date, does not exceed $2,000,000, and (3) taken as a whole, could reasonably be expected to result in a Material Adverse Effect;

                           (4) neither Borrower nor any Subsidiary has filed any
                  notice under any applicable Requirement of Law: (A) reporting a Release of Hazardous Material; (B) indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; or (C) reporting a violation of any applicable Environmental, Health or Safety Requirement of Law;

                           (5) neither Borrower's nor any Subsidiary' present or
                  past Property is listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action;

                           (6) neither Borrower nor any Subsidiary has sent or
                  directly arranged for the transport of any waste to any site listed or proposed for listing on the NPL, CERCLIS or any similar state list;

                           (7) to the best of Borrower's knowledge, there is not
                  now, and to Borrower's knowledge there has never been on or in any Real Property owned by any of the Consolidated Businesses:
                  (A) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261; (B) any landfill, waste pile, or surface impoundment; (C) any underground storage tanks the presence or use of which is or, to Borrower's knowledge, has been in violation of applicable Environmental, Health or Safety Requirements of Law that could reasonably be expected to result in a Material Adverse Effect; (D) any asbestos-containing material which such Person has any reason to believe could subject such Person or its Property to Liabilities and Costs arising out of or relating to environmental, health or safety matters that could reasonably be expected to result in a Material Adverse Effect; or (E) any polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other Equipment which such Person has any reason to believe could subject such Person or its Property to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect;

                           (8) neither Borrower nor any Subsidiary has received
                  any notice or Claim to the effect that any of such Persons is or may be liable to any Person as a result of the Release or threatened Release of Hazardous Material into the environment;

                           (9) neither Borrower nor any Subsidiary has any
                  contingent liability in connection with any Release or threatened Release of any Hazardous Materials into the environment that could result in a Material Adverse Effect;

                           (10) no Environmental Lien has attached to any
                  Property of Borrower or any Subsidiary;

                           (11) no Property of Borrower or any Subsidiary is
                  subject to any Environmental Property Transfer Act, or to the extent such acts are applicable to any such Property, Borrower and/or such Subsidiary whose Property is subject thereto has fully complied with the requirements of such acts; and

                           (12) neither Borrower nor any Subsidiary owns or
                  operates, or, to Borrower's knowledge has ever owned or operated, any underground storage tank, the presence or use of which is or has been in violation of applicable Environmental, Health or Safety Requirements of Law, at any Real Property.

                  (2) Borrower and each Subsidiary are conducting and will continue to conduct their respective businesses and operations and maintain each Real Property in compliance with Environmental, Health or Safety Requirements of Law and no such Person has been, and no such Person has any reason to believe that it or any Property will be, subject to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect.

         6.18 ERISA. Neither Borrower nor any ERISA Affiliate maintains or contributes to any Plan or Multiemployer Plan other than those listed on
SCHEDULE 6.18 hereto. Each such Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code as currently in effect. Except as disclosed in SCHEDULE 6.18, neither Borrower nor any Subsidiary maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Borrower and each Subsidiary are in compliance in all material respects with the responsibilities, obligations and duties imposed on each of them by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a) (2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. None of Borrower, any ERISA Affiliate, or any fiduciary of any Plan that is not a Multiemployer Plan: (a) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code; or (b) has taken or failed to take any action which would constitute or result in a Termination Event. Neither Borrower nor any ERISA Affiliate is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. Neither Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Plan and furnished to Agent is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Plan relating to such Schedule B. Neither Borrower nor any ERISA Affiliate has: (a) failed to make a required contribution or payment to a Multiemployer Plan; or (b) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither Borrower nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a) (29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on SCHEDULE 6.18, neither Borrower nor any Subsidiary has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

         6.19 SECURITIES ACTIVITIES. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         6.20 SOLVENCY. After giving effect to any Loans to be made on the Closing Date or such other date as Loans requested hereunder are made, and the disbursement of the proceeds of such Loans pursuant to Borrower's instructions, Borrower is Solvent.

         6.21 INSURANCE. SCHEDULE 6.21 accurately sets forth as of the Closing Date all insurance policies maintained by Borrower and the Subsidiaries and programs currently in effect with respect to the respective Property and assets and business of Borrower and the Subsidiaries, specifying for each such policy and program: (a) the amount thereof; (b) the risks insured against thereby; (c) the name of the insurer and each insured party thereunder; (d) the policy or other identification number thereof; and (e) the expiration date thereof. Borrower has delivered to Agent copies of all insurance policies set forth on
SCHEDULE 6.21. Such insurance policies and programs are currently in full force and effect, in compliance with the requirements of SECTION 8.5 hereof and, together with payment by the insured of scheduled deductible payments, are in amounts sufficient to cover the replacement value of the respective Property and assets of Borrower and/or the Subsidiaries.

         6.22 REIT STATUS. USRPI qualifies as a REIT under the Internal Revenue Code.

         6.23 OWNERSHIP OF PROPERTY. Ownership of substantially all Property of the Consolidated Businesses is held by Borrower and the Subsidiaries.

         6.24 SENIOR INDEBTEDNESS. The obligations of Borrower and Guarantors under this Agreement and the other Loan Documents rank pari passu in right of payment with all other senior unsecured Indebtedness (actual or contingent) of Borrower and the Guarantors, including, without limitation, all senior unsecured Indebtedness of Borrower and Guarantors under the Other Credit Facilities and the Indebtedness listed on SCHEDULE 6.9.

SECTION 7         REPORTING COVENANTS.

         Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to SECTION 12.1 not yet due), unless the Requisite Lenders shall otherwise give prior written consent thereto:

         7.1 BORROWER ACCOUNTING PRACTICES. Borrower shall maintain, and cause each Subsidiary to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP, and each of the financial statements and reports described below shall be prepared from such system and records and in form satisfactory to the Requisite Lenders.

         7.2 FINANCIAL REPORTS. Borrower shall deliver or cause to be delivered to Agent and the other Lenders:

                  (1) QUARTERLY REPORTS.

                           (1) BORROWER QUARTERLY FINANCIAL REPORTS. As soon as
                  practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), a consolidated balance sheet of Borrower and the related consolidated statements of income and cash flow of Borrower (to be prepared and delivered quarterly in conjunction with the other reports delivered hereunder at the end of each fiscal quarter) for each such fiscal quarter, in each case in form and substance satisfactory to Agent and, in comparative form, the corresponding figures for the corresponding periods of the previous Fiscal Year, certified by an Authorized Financial Officer of General Partner as fairly presenting the consolidated financial position of Borrower as of the dates indicated and the results of their operations and cash flow for the months indicated in accordance with GAAP, subject to normal quarterly adjustments.

                           (2) QUARTERLY COMPLIANCE CERTIFICATES. Together with
                  each delivery of any quarterly report pursuant to CLAUSE (a)
                  (i) of this SECTION 7.2, Borrower shall deliver Officer's Certificates of Borrower in the form attached hereto as EXHIBIT D, signed by Borrower's respective Authorized Financial Officers representing and certifying: (A) that the Authorized Financial Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated financial condition of Borrower and the Subsidiaries, during the fiscal quarter covered by such reports, that such review has not disclosed the existence during or at the end of such fiscal quarter, and that such officer does not have knowledge of the existence as of the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, and specifying the nature and period of existence thereof and what action Borrower or any Subsidiary has taken, is taking and proposes to take with respect thereto; (B) the calculations (with such specificity as Agent may reasonably request) for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in SECTIONS 8 and 9 and, when applicable, that no Event of Default described in SECTION 10.1 exists; (C) a schedule of Borrower's outstanding Indebtedness, including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by Agent; (D) a schedule of Combined EBITDA; (E) calculations, in the form of EXHIBIT E attached hereto, evidencing compliance with each of the financial covenants set forth in SECTION 9 hereof; (F) a schedule of the estimated taxable income of Borrower for such fiscal quarter; (G) a schedule of all tenant bankruptcies filed or continuing and an aging of account receivables for such fiscal year; and (H) a rent roll, tenant sales report and income statement (if such sales report and income statement are available to Borrower) with respect to any Real Property owned in whole or in part by any of the Consolidated Businesses.

                  (2) ANNUAL REPORTS.

                           (1) BORROWER FINANCIAL STATEMENTS. As soon as
                  practicable, and in any event within ninety (90) days after the end of each Fiscal Year: (A) the Financial Statements of Borrower and the Subsidiaries as at the end of such Fiscal Year; (B) a report with respect thereto of Deloitte & Touche L.L.P. or other nationally recognized independent certified public accountants acceptable to Agent, which report shall be unqualified and shall state that such financial statements fairly present the consolidated and consolidating financial position of Borrower and the Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Deloitte & Touche L.L.P. or any such other nationally recognized independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements); and (C) in the event that the report referred to in CLAUSE (ii) above is qualified, a copy of the management letter or any similar report delivered to Borrower or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements (which letter or report shall be subject to the confidentiality limitations set forth herein and shall set forth such independent certified public accountants' knowledge of events which would give rise hereunder to mandatory prepayment, Events of Default and Potential Events of Default, if any). Agent and each Lender may, with the consent of Borrower (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of Borrower, at the expense of Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

                           (2) ANNUAL COMPLIANCE CERTIFICATES. Together with
                  each delivery of any annual report pursuant to CLAUSES (i) and
                  (ii) of this SECTION 7.2(b), Borrower shall deliver Officer's Certificates of Borrower in the form attached hereto as EXHIBIT D, signed by Borrower's respective Authorized Financial Officers, representing and certifying: (A) that the officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of Borrower and the Subsidiaries, during the accounting period covered by such reports, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, or any condition or event which constitutes an Event of Default or Potential Event of Default or mandatory prepayment event, or, it any such condition or event existed or exists, and specifying the nature and period of existence thereof and what action Borrower or any Subsidiary has taken, is taking and proposes to take with respect thereto; (B) the calculations (with such specificity as Agent may reasonable request) for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in SECTIONS 8 and 9 and, when applicable, that of Event of Default described in SECTION 10.1 exists; (C) a schedule of Borrower's outstanding Indebtedness including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by Agent; (D) a schedule of Combined EBITDA; (E) calculations, in the form of EXHIBIT E attached hereto, evidencing compliance with each of the financial covenants set forth in SECTION 9 hereof; (F) a schedule of the estimated taxable income of Borrower for such fiscal year; (G) a schedule of all Capital Expenditures for such fiscal year together with a budget of planned Capital Expenditures for the fiscal year immediately following such fiscal year; and (H) a rent roll, tenant sales report and income statement with respect to any Real Property owned in whole or in part by any of the Consolidated Businesses.

                           (3) TENANT BANKRUPTCY REPORTS. As soon as
                  practicable, and in any event within ninety (90) days after the end of each Fiscal Year, Borrower shall deliver a written report, in form reasonably satisfactory to Agent, of all bankruptcy proceedings filed by or against any tenant of any of the Real Properties, the base rent payments of which tenant account for more than 2% of Borrower's share of consolidated minimum rent in the Real Properties in the aggregate. Borrower shall deliver to Agent and the other Lenders, immediately upon Borrower's learning thereof, of any bankruptcy proceedings filed by or against, or the cessation of business or operations of, any tenant of any of the Real Properties, the base rent payments of which tenant account for more than 2% of Borrower's share of consolidated minimum rent in the Real Properties in the aggregate.

                           (4) ANNUAL OPERATING BUDGET. As soon as available and
                  in any event on or prior to December 15 of each fiscal year, an Annual Operating Budget of Borrower for the following fiscal year, in such detail and form as Agent may reasonably request.

         7.3 EVENTS OF DEFAULT. Promptly upon Borrower obtaining knowledge: (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or Agent has given any notice with respect to a claimed Event of Default or Potential Event of Default under this Agreement; (b) that any Person has given any notice to Borrower or any Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 10.1(e); or (c) or of any condition or event which has or is reasonably likely to have a Material Adverse Effect, Borrower shall deliver to Agent and the other Lenders an Officer's Certificate specifying: (i) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event; (ii) the notice given or action taken by such Person in connection therewith; and (iii) what action Borrower has taken, is taking and proposes to take with respect thereto.

         7.4 LAWSUITS. (a) Promptly upon Borrower's obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any Subsidiary not previously disclosed pursuant to SECTION 6.10, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in Borrower's reasonable judgment, Borrower or any Subsidiary to liability in an amount aggregating $250,000 or more and is not covered by Borrower's insurance, Borrower shall give written notice thereof to Agent and the other Lenders and provide such other information as may be reasonably available to enable each Lender and Agent and its counsel to evaluate such matters; (b) as soon as practicable and in any event within thirty (30) days after the end of each fiscal quarter of Borrower, Borrower shall provide a written quarterly report to Agent and the other Lenders covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration (not previously reported) against or affecting Borrower or any Subsidiary or any Property of Borrower or any Subsidiary not previously disclosed by Borrower to Agent and the other Lenders, and shall provide such other information at such time as may be reasonably available to enable each Lender and Agent and its counsel to evaluate such matters; and (c) in addition to the requirements set forth in CLAUSES (a) and (b) of this SECTION 7.4, Borrower shall, upon request of Agent or any Lender, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to

CLAUSE (a) or (b) above and provide such other information as may be reasonably available to it to enable each Lender and Agent and its counsel to evaluate such matters.

         7.5 INSURANCE. As soon as practicable and in any event by January 1 of each calendar year, Borrower shall deliver to Agent and the other Lenders: (a) a report in form and substance reasonably satisfactory to Agent and the other Lenders outlining all insurance coverage maintained as of the date of such report by Borrower and the Subsidiaries and the duration of such coverage; and
(b) evidence that all premiums with respect to such coverage have been paid when due.

         7.6 ERISA NOTICES. Borrower shall deliver or cause to be delivered to Agent and the other Lenders, at Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

                  (1) within fifteen (15) Business Days after Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of Borrower describing such Termination Event and the action, if any, which Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                  (2) within fifteen (15) Business Days after Borrower knows or has reason to know that a prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred, a statement of the chief financial officer of Borrower describing such transaction and the action which Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

                  (3) within fifteen (15) Business Days after the filing of the same with the DOL, IRS or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Plan;

                  (4) within fifteen (15) Business Days after receipt by Borrower or any ERISA Affiliate of each actuarial report for any Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

                  (5) within fifteen (15) Business Days after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Plan and all communications received by Borrower or any ERISA Affiliate with respect to such request;

                  (6) within fifteen (15) Business Days after the occurrence any material increase in the benefits of any existing Plan or Multiemployer Plan or the establishment of any new Plan or the commencement of contributions to any Plan or Multiemployer Plan to which Borrower or any ERISA Affiliate to which Borrower or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;

                  (7) within fifteen (15) Business Days after Borrower or any ERISA Affiliate receives notice of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer a Plan, copies of each such notice;

                  (8) within fifteen (15) Business Days after Borrower or any Subsidiary receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

                  (9) within fifteen (15) Business Days after Borrower or any ERISA Affiliate receives notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

                  (10) within fifteen (15) Business Days after Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

                  (11) within fifteen (15) Business Days after Borrower or any ERISA Affiliate knows or has reason to know: (i) a Multiemployer Plan has been terminated; (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, notification of such termination, intention to terminate, or institution of proceedings.

         For purposes of this SECTION 7.6, Borrower and any ERISA Affiliate shall be deemed to know all facts known by the "Administrator" of any Plan or Multiemployer Plan of which Borrower or any ERISA Affiliate is the plan sponsor.

         7.7 ENVIRONMENTAL NOTICES. Borrower shall notify Agent and the other Lenders in writing, promptly upon any representative of Borrower or other employee of Borrower responsible for the environmental matters at any Property of Borrower learning thereof, of any of the following (together with any material documents and correspondence received or sent in connection therewith):

                  (1) notice or claim to the effect that Borrower or any Subsidiary is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Material into the environment, if such liability would result in a Material Adverse Effect;

                  (2) notice that Borrower or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Hazardous Material into the environment;

                  (3) notice that any Property of Borrower or any Subsidiary is subject to an Environmental Lien if the claim to which such Environmental Lien relates would result in a Material Adverse Effect;

                  (4) notice of violation by Borrower or any Subsidiary of any Environmental, Health or Safety Requirement of Law;

                  (5) any condition which might reasonably result in a violation by Borrower or any Subsidiary of any Environmental, Health or Safety Requirement of Law, which violation would result in a Material Adverse Effect;

                  (6) commencement or threat of any judicial or administrative proceeding alleging a violation by Borrower or any Subsidiary of any Environmental, Health or Safety Requirement of Law, which would result in a Material Adverse Effect;

                  (7) new or proposed changes to any existing Environmental, Health or Safety Requirement of Law that could result in a Material Adverse Effect; or

                  (8) any proposed acquisition of stock, assets, real estate, or leasing of Property, or any other action by Borrower or any Subsidiary that could subject Borrower or any Subsidiary to environmental, health or safety Liabilities and Costs which could result in a Material Adverse Effect.

         7.8 LABOR MATTERS. Borrower shall notify Agent and the other Lenders in writing, promptly upon Borrower's learning thereof, of any labor dispute to which Borrower or any Subsidiary may become a party (including, without limitation, any strikes, lockouts or other disputes relating to any Property of such Persons' and other facilities) which could result in a Material Adverse Effect.

         7.9 NOTICES OF ASSET SALES AND/OR ACQUISITIONS. Borrower shall deliver to Agent and the other Lenders written notice of each of the following upon the occurrence thereof: (a) a sale, transfer or other disposition of assets, in a single transaction or series of related transactions, for consideration in excess of $25,000,000; (b) an acquisition of assets, in a single transaction or series of related transactions, for consideration in excess of $25,000,000; and
(c) the grant of a Lien with respect to assets, in a single transaction or series of related transactions, in connection with Indebtedness aggregating an amount in excess of $25,000,000.

         7.10 TENANT NOTIFICATIONS. Borrower shall promptly notify Agent upon obtaining knowledge of the bankruptcy or cessation of operations of any tenant to which greater than 2% of Borrower's share of consolidated minimum rent is attributable.

         7.11 NOTIFICATION OF CHANGES TO OTHER CREDIT FACILITIES. Borrower shall deliver or cause to be delivered to Agent written notice of any amendment, modification or adjustment of any material terms (other than those related to pricing and fees) of any Other Credit Facilities or the execution and delivery of any additional guaranties thereunder by any Subsidiary (such notice to include the substantive terms of any changes).

         7.12 SUPPLEMENTS TO SCHEDULES. Promptly after any of the information or disclosures provided on any of the Schedules delivered pursuant to this Agreement becomes outdated or incorrect or requires supplementation in any material respect, Borrower shall deliver any revised or updated Schedule(s) as may be necessary or appropriate to update or correct such information or disclosures; provided that, in the case of SCHEDULES 6.10 and 6.17, the information on such supplemental Schedule(s) shall not be deemed accepted for purposes of this Agreement and shall not become part of this Agreement unless approved by the Required Lenders.

         7.13 OTHER REPORTS. Borrower shall deliver or cause to be delivered to Agent and the other Lenders copies of all financial statements, reports, notices and other materials, if any, sent or made available generally by Borrower to its respective Securities holders or filed with the Commission, all press releases made available generally by Borrower or any Subsidiary to the public concerning material developments in the business of Borrower or any such Subsidiary and all notifications received by Borrower or any Subsidiary pursuant to the Securities Exchange Act and the rules promulgated thereunder.

         7.14 OTHER INFORMATION. Promptly upon receiving a request therefor from Agent, Borrower shall prepare and deliver to Agent and the other Lenders such other information with respect to either Borrower or any

Subsidiary, including, without limitation, information and documentation evidencing the compliance by Borrower with the covenants set forth in SECTION 8 and SECTION 9 hereof, as from time to time may be reasonably requested by Agent.

SECTION 8         AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to SECTION 12.1 not yet due), unless the Requisite Lenders (except in the case of SECTION 8.12, the Supermajority Lenders) shall otherwise give prior written consent:

         8.1 EXISTENCE. ETC. Borrower shall, and shall cause each Subsidiary to, at all times maintain its corporate existence or existence as a limited partnership, limited liability company, corporation, business trust or joint venture, as applicable, and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises is not likely to have a Material Adverse Effect.

         8.2 POWERS; CONDUCT OF BUSINESS. Borrower shall remain qualified, and shall cause each Subsidiary to qualify and remain qualified, to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its Property requires it to be so qualified and in good standing.

         8.3 COMPLIANCE WITH LAWS, ETC. Borrower shall, and shall cause each Subsidiary to: (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property, assets or operations of such Person; and (b) obtain and maintain as needed all Permits necessary for its operations (including, without limitation, the operation of the Real Properties) and maintain such Permits in good standing except where noncompliance with either CLAUSE (a) or above is not reasonably likely to have a Material Adverse Effect; provided, however, that Borrower shall, and shall cause each Subsidiary to, comply with all Environmental, Health or Safety Requirements of Law affecting such Person or the business, Property, assets or operations of such Person.

         8.4 PAYMENT OF TAXES AND CLAIMS. Borrower shall pay, and cause each Subsidiary to pay: (a) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, licenses, receipts, sales, use, payroll, employment, business, income or Property before any penalty or interest accrues thereon; and (b) all Claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by SECTION 9.3 or a Customary Permitted Lien) for property taxes and assessments not yet due upon any of Borrower's or any Subsidiary's Property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments, fees and governmental charges referred to in CLAUSE
(a) above or Claims referred to in CLAUSE (b) above need be paid if being consented in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

         8.5 INSURANCE. Borrower shall maintain for itself and the Subsidiaries, or shall cause each Subsidiary to maintain in full force and effect the insurance policies and programs listed on SCHEDULE 6.21 or substantially similar policies and programs or other policies and programs as are reasonably acceptable to Agent and the Requisite Lenders. All such policies and programs shall be maintained with insurers reasonably acceptable to Agent and the Requisite Lenders.

         8.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Borrower shall permit, and cause each Subsidiary to permit, any authorized representative(s) designated by either Agent or other Lender to visit and inspect any of the Real Properties, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all with a representative of Borrower present, upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection shall be at such visitor's expense. Borrower shall keep and maintain, and cause the Subsidiaries to keep and maintain, in all material respects on its proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities.

         8.7 ERISA COMPLIANCE. Borrower shall, and shall cause each Subsidiary and ERISA Affiliate to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

         8.8 MAINTENANCE OF PROPERTY. Borrower shall, and shall cause each Subsidiary to, maintain or cause to be maintained in all material respects all of their respective owned and leased Property in good, safe and insurable condition and repair and in a businesslike manner, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required to maintain the same in a businesslike manner; provided, however, that such Property may be altered or renovated in the ordinary course of business of Borrower or such applicable Subsidiary. Without any limitation on the foregoing, Borrower shall maintain the Real Property in a manner such that each Real Property can be used in the manner and substantially for the purposes such Real Property is used on the Closing Date, including, without limitation, maintaining all utilities, access rights, zoning and necessary Permits for such Real Property.

         8.9 COMPANY STATUS. USRPI shall at all times: (a) remain a publicly traded company listed on the New York Stock Exchange or other national stock exchange; (b) maintain its status as a REIT under the Internal Revenue Code; and
(c) retain direct or indirect management and control of Borrower.

         8.10 OWNERSHIP OF PROPERTY. The ownership of substantially all Property of the Consolidated Businesses shall be held by Borrower and the Subsidiaries.

         8.11 CHANGES TO OTHER CREDIT FACILITIES. In the event Borrower amends, modifies or otherwise adjusts any material terms (other than those relating to pricing and fees) of any Other Credit Facilities having a maturity that extends beyond one calendar year, then upon the request of the Requisite Lenders, Borrower shall be obligated to make the same or comparable amendment, modification or adjustment to the terms hereof and/or the other Loan Documents, as applicable.

         8.12 GAS STATION SUBSIDIARIES. Borrower shall not, and shall not permit any Affiliate to, invest in any gas station Property except through a Gas Station Subsidiary. In addition, Borrower shall not permit any Gas

Station Subsidiary to purchase any Property which includes a gas station unless the following conditions shall have been satisfied:

                  (1) the Gas Station Subsidiary shall not hold title to any storage tanks, and the owners thereof shall comply with all applicable requirements of federal and state laws and regulations, whether or not such tanks may have been installed prior to 1988, including with respect to financial assurances requirements;

                  (2) the owner of any such tank shall insure: (i) that the tanks and related lines shall be corrosion resistant or protected from corrosion; (ii) that the tanks have overfill/overspill protection;
         (iii) that the tanks have continuous leak protection; (iv) that inventory controls are in place; and (v) that the tanks comply with all current federal and state laws;

                  (3) the owner of any such tank must demonstrate that either:
         (i) it has an Investment Grade Credit Rating; (ii) it has purchased an environmental liability insurance policy with respect to the applicable tanks in an amount of not less than $1,000,000 per property, or (iii) either the tanks or property, as applicable, is eligible (and the owner has taken all required actions to receive benefits) under a state remediation fund approved by the EPA for the purpose of providing financial assurance required under Environmental Laws, all as evidenced by an opinion of counsel from the owner of such tank;

                  (4) a Phase I or Phase II environmental report shall have been obtained, which report shall not indicate that there shall have been a Release at the Property, or, if a Release shall have occurred, such report shall include either: (i) a statement that the Release does not exceed state action levels and that no remediation is required; or (ii) a letter from the applicable governmental agency indicating that all required clean-up has been completed, or if such clean-up has not been completed, that: (A) a Person having either: (1) an Investment Grade Credit Rating; or (2) provided proof of liability insurance coverage for such obligation with a policy limit of not less than $1,000,000, has acknowledged responsibility and that a clean-up plan which complies with Environmental Laws has been approved by Borrower, or such Person is required to submit such a plan for Borrower's approval within 120 days after acquisition of the Property; (B) Borrower either: (1) shall have reserved or required a third party to escrow adequate funds; or
         (2) has adequate insurance coverage, to complete such clean-up in accordance with Environmental Laws; or (C) the Release is eligible for a remediation reimbursement program approved by the EPA for the purpose of providing financial assurance required under Environmental Laws, all as evidenced by an opinion of counsel from the seller of the Property; and

                  (5) the Gas Station Subsidiary shall have entered into a lease with respect to the applicable Property with an operator, the environmental provisions of which lease shall be in substantially the form attached hereto as EXHIBIT F and made a part hereof.

SECTION 9         NEGATIVE COVENANTS.

         Borrower covenants and agrees that it shall comply with the following covenants so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to SECTION 12.1 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

         9.1 INDEBTEDNESS. Except as set forth on SCHEDULE 6.9, neither Borrower nor any Subsidiary shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except: (a) Indebtedness represented by leases on Borrower's or any Subsidiary's Real Property; (b) Indebtedness representing the deferred purchase price of any Real Property; (c) Nonrecourse Debt with respect to Nonrecourse Debt Properties; and (d) other Indebtedness, provided that (i) the incurrence of such Indebtedness shall not cause Borrower to violate any of the other provisions of this SECTION 9, (ii) this SUBSECTION (d) shall not apply to any Subsidiary Guarantor, and (iii) any Indebtedness incurred in respect of derivative liabilities shall be limited to interest rate hedging arrangements.

         9.2 SALES OF ASSETS. Neither Borrower nor any Subsidiary shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so which would result in a Material Adverse Effect.

         9.3 LIENS. Neither Borrower nor any Subsidiary shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Property, or (to the extent the same constitutes a pledge or other encumbrance of equity interests in Borrower or the Consolidated Businesses) on or with respect to any Securities of Borrower, except: (a) Liens with respect to Capital Leases of Equipment entered into in the ordinary course of business of Borrower pursuant to which the aggregate Indebtedness under such Capital Leases does not exceed $250,000 for any Real Property; (b) Customary Permitted Liens;
(c) Liens securing Indebtedness permitted pursuant to SECTION 9.1 hereof; and
(d) Pledges allowed pursuant to the definition of "Nonrecourse Debt".

         9.4 INVESTMENTS. Neither Borrower nor any Subsidiary shall directly or indirectly make or own any Investment except:

                  (1) Investments in Cash Equivalents;

                  (2) Subject to the limitations of CLAUSE (e) below, Investments in any Subsidiary or Affiliate of Borrower; provided, however, neither Borrower nor any Subsidiary shall make any further Investments on or after the date of this Agreement in any Subsidiary Guarantor;

                  (3) Investments in the form of advances to employees in the ordinary course of business; provided that the aggregate principal amount of all such loans at any time outstanding shall not exceed $250,000;

                  (4) Investments received in connection with the bankruptcy or reorganization of suppliers and lessees and in settlement of delinquent obligations of, and other disputes with, lessees and suppliers arising in the ordinary course of business;

                  (5) Investments: (i) in any individual Real Property which do not exceed three percent (3%) the Capitalization Value after giving effect to such Investments of Borrower; or (ii) in a single Person owning a Property, or a portfolio of Properties, which do not exceed ten percent (10%) of the Capitalization Value after giving effect to such Investments of Borrower, it being understood that no Investment in any individual Person will be permitted if Borrower's allocable share of the Investment of such Person in any individual Property would exceed the limitation described in CLAUSE (i) hereinabove;

                  (6) Indebtedness secured by mortgages on real property;

                  (7) Investments in loans to tenants with respect to tenant improvements at any Real Property of Borrower or any Subsidiary;

                  (8) Investments in common stock and other securities traded on a national securities exchange in an aggregate amount not to exceed $10,000,000, as well as in limited partner interests in partnerships that are not publicly traded, in an aggregate amount not to exceed $10,000,000, unless, in either case Borrower has voting control of the applicable Person, in which event the aggregate amount shall be $35,000,000;

                  (9) Investments in the securities of a Mortgage Subsidiary, subject to the limitations set forth in SECTION 9.12(j);

                  (10) Investments in the unrated, subordinated Indebtedness of a securitized trust of which a Subsidiary is an originator; provided, however, any such Investment shall not exceed in the aggregate at any time five percent (5%) of Capitalization Value;

                  (11) Investments in the securities of a Gas Station Subsidiary; and

                  (12) Investments in the securities of a Sale-Leaseback Subsidiary, subject to the limitations set forth in SECTION 9.12(j).


         9.5 CONDUCT OF BUSINESS. Neither Borrower nor any Subsidiary shall engage in any business, enterprise or activity other than: (a) the businesses of acquiring, developing, re-developing and managing predominantly restaurant and convenience store Real Properties and portfolios of like Real Properties; and
(b) any business or activities which are substantially similar, related or incidental thereto, including making mortgage loans secured by such Real Properties but only to the extent that the same is otherwise permitted hereunder; provided, however, that with respect to the conduct of its business, Borrower shall not permit (measured on an undepreciated book value basis): (i) the non-restaurant Real Properties of Borrower and its Subsidiaries (exclusive of Nonrecourse Debt Properties) to exceed forty percent (40%) of all Real Properties of Borrower and its Subsidiaries, and (ii) the combined non-restaurant and non-convenience store Real Properties of Borrower and its Subsidiaries (exclusive of Nonrecourse Debt Properties) to exceed ten percent (10%) of all Real Properties of Borrower and its Subsidiaries.

         9.6 TRANSACTIONS WITH PARTNERS AND AFFILIATES. Neither Borrower nor any Subsidiary shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of Borrower, or with any Affiliate of Borrower which is not a Subsidiary, on terms that are determined by the board of directors of General Partner to be less favorable to Borrower or any Subsidiary, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this SECTION 9.6 shall prohibit: (a) increases in compensation and benefits for officers ad employees of Borrower or any Subsidiary which are customary in the industry or consistent with the past business practice of Borrower or such Subsidiary; provided, that no Event of Default or Potential Event of Default has occurred and is continuing; (b) payment of customary partners' indemnities; or (c) performance of any obligations arising under the Loan Documents.

         9.7 RESTRICTION ON FUNDAMENTAL CHANGES. Neither Borrower nor any Subsidiary shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of Borrower's or any such Subsidiary's business or Property, whether now or hereafter acquired, except in connection with issuance, transfer, conversion or repurchase of limited partnership interests in Borrower. Notwithstanding the foregoing, Borrower shall be permitted to merge with another Person so long as Borrower is the surviving Person following such merger. In addition, any Subsidiary may merge with another Subsidiary.

         9.8 MARGIN REGULATIONS; SECURITIES LAWS. Neither Borrower nor any Subsidiary, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock, except as provided in
SECTION 9.4 hereof.

         9.9 ERISA. Borrower shall not and shall not permit any Subsidiary or ERISA Affiliates to:

                  (1) engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                  (2) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Plan, whether or not waived;

                  (3) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan;

                  (4) terminate any Plan which would result in any liability of Borrower or any ERISA Affiliate under Title IV of ERISA;

                  (5) fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                  (6) fail to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; or

                  (7) amend a Plan resulting in an increase in current liability for the plan year such that Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code.

         9.10 ORGANIZATIONAL DOCUMENTS. Borrower shall not, and shall not cause or permit any Subsidiary to, amend, modify or otherwise change any of the terms or provisions in any of their respective Organizational Documents as in effect on the Closing Date, except amendments to effect: (a) a change of name of Borrower or any such Subsidiary; provided that Borrower shall have provided Agent with sixty (60) days' prior written notice of any such name change; or (b) changes that would not affect such Organizational Documents in any material manner.

         9.11 FISCAL YEAR. Unless required by applicable law, neither Borrower nor any Subsidiary shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

         9.12 OTHER FINANCIAL COVENANTS.

                  (1) MINIMUM COMBINED EQUITY VALUE. At no time shall the Combined Equity Value be less than $200,000,000.

                  (2) MAXIMUM TOTAL ADJUSTED OUTSTANDING INDEBTEDNESS. Total Adjusted Outstanding Indebtedness shall not exceed 60% of Capitalization Value.

                  (3) MAXIMUM SECURED INDEBTEDNESS. So long as Total Adjusted Outstanding Indebtedness is less than 50% of Capitalization Value, then Secured Indebtedness shall not exceed at any time 15% of Capitalization Value. In the event Total Adjusted Outstanding Indebtedness is equal to or greater than 50% of Capitalization Value, then Secured Indebtedness shall not exceed at any time 12.5% of Capitalization Value; provided that if Total Adjusted Outstanding Indebtedness increases to 50% or greater of Capitalization Value while Secured Indebtedness is greater than 12.5%, then Secured Indebtedness shall not exceed the existing percentage of Capitalization Value at the time of such increase, but in no event shall such percentage exceed 15%.

                  (4) CONSOLIDATED INTEREST COVERAGE RATIO. As of the last day of each fiscal quarter for the fiscal quarter then ended, the ratio of:
         (i) Combined EBITDA; to (ii) Combined Interest Expense, shall not be less than 2.25 to 1.00.

                  (5) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. As of the last day of each fiscal quarter for the fiscal quarter then ended, the ratio of: (i) Combined EBITDA (which, for purposes of this CLAUSE (e) shall be deemed to add back payments of base rent (but not percentage rent, additional rent or other sums which may be due) under any ground lease or Capital Lease of Borrower or any of its Consolidated Businesses for such period that has been included in the calculation of Fixed Charges Expense); to (ii) Fixed Charges Expense, shall not be less than 1.75 to 1.00.

                  (6) MINIMUM DEBT YIELD. As of the last day of each fiscal quarter for the fiscal quarter then ended, annualized, the ratio (expressed as a percentage) of: (i) Combined EBITDA; to (ii) Total Adjusted Outstanding Indebtedness shall not be less than 16%.

                  (7) UNENCUMBERED INTEREST COVERAGE RATIO. As of the last day of each fiscal quarter for the fiscal quarter then ended, the ratio of:
         (i) Unencumbered Combined EBITDA; to (ii) Unsecured Interest Expense, shall not be less than 1.75 to 1.00.

                  (8) MINIMUM UNSECURED DEBT YIELD. As of the last day of each fiscal quarter for the fiscal quarter then ended, annualized, the ratio of: (i) Unencumbered Combined EBITDA for such period; to (ii) Total Unsecured Outstanding Indebtedness during such period shall not be less than 16%.

                  (9) MAXIMUM CONSTRUCTION ASSET COST. Construction Asset Cost shall not exceed at any time 5% of Capitalization Value.

                  (10) BOOK VALUE OF MORTGAGE SUBSIDIARIES AND SALE-LEASEBACK SUBSIDIARIES. The aggregate book value of each of the Mortgage Subsidiaries' and the Sale-Leaseback Subsidiaries' Property, securities and investments, taken together, before depreciation, and less an amount equal to the Nonrecourse Debt of the Mortgage Subsidiaries and the Sale-Leaseback Subsidiaries, shall not exceed 15% of the Capitalization Value.

         9.13 PRO FORMA ADJUSTMENTS.

                  (1) In connection with an acquisition of a Property, or a portfolio of Properties, by any of the Consolidated Businesses or any Minority Holding (other than a Limited Minority Holding) (whether such acquisition is direct or through the acquisition of a Person which owns such Property), the financial covenants contained in this Agreement, as well as the definition of "Leverage Ratio", shall be calculated on a pro forma basis (with respect to the pro rata share of Borrower in the case of an acquisition by a Minority Holding) to be agreed upon as to each such acquisition by Agent and Borrower, which pro forma calculation shall be effective until the last day of the fourth fiscal quarter following such acquisition (or such earlier test period, as applicable), at which time actual performance shall be utilized for such calculations. In addition, until such time as any such Property or portfolio of Properties shall have been owned by Borrower or any Consolidated Business or Minority Holding (other than a Limited Minority Holding) for one fiscal quarter, the Capitalization Value with respect thereto shall be deemed to be equal to either the acquisition cost thereof if such Property shall be fully leased, or if such Property shall not be fully leased, $0. Whether or not any such Property shall be fully leased, the entire amount of Indebtedness incurred in connection therewith shall be included in the definition of "Indebtedness" for purposes of this SECTION 9.13.

                  (2) In addition, notwithstanding anything contained herein to the contrary, the financial covenants contained in this Agreement shall be calculated without reference to, or inclusion of, any assets or liabilities of any Mortgage Subsidiary.

                  (3) In addition, notwithstanding anything contained herein to the contrary, the financial covenants contained in this Agreement shall be calculated without reference to, or inclusion of, any assets or liabilities of any Sale-Leaseback Subsidiary.

SECTION 10        EVENTS OF DEFAULT.

         10.1 EVENTS OF DEFAULT. Each of the following occurrences shall constitute an Event of Default under this Agreement:

                  (1) FAILURE TO MAKE PAYMENTS WHEN DUE. Borrower shall fail:
         (i) to pay, when due, any principal payment of the Obligations; or (ii) to pay, within three (3) Business Days of the due date thereof without notice, any interest payment on the Obligations.

                  (2) BREACH OF CERTAIN COVENANTS. Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under, SECTIONS 8.1, 8.3, 8.4, 8.5, 8.6, 8.9,
         8.12 or SECTION 9.

                  (3) BREACH OF REPRESENTATION OR WARRANTY. Any representation and warranty made by Borrower to Agent or any other Lender herein or by Borrower or any Subsidiary in any of the other Loan

         Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (unless any such representation and warranty is already qualified by a materiality concept, in which case such representation and warranty shall not be false or misleading in any respect).

                  (4) OTHER DEFAULTS. Except as set forth in the next sentence, Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as identified in PARAGRAPHS (a), (b) or (c) of this SECTION 10.1), or any default or event of default shall occur under any of the other Loan Documents, and such default or event of default shall continue for ten (10) days after receipt of written notice from Agent thereof.

                  (5) OTHER CREDIT FACILITIES CROSS DEFAULTS. Any default, event of default, or event which with the giving of notice or lapse of time, or both, would constitute an event of default shall occur under any of the Other Credit Facilities.

                  (6) ACCELERATION OF OTHER INDEBTEDNESS. Any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any Indebtedness (other than the Obligations and the Other Credit Facilities) of Borrower or any Subsidiary aggregating $10,000,000 or more, and the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by Borrower or any Subsidiary (other than by a regularly scheduled required prior to the stated maturity thereof).

                  (7) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                           (1) An involuntary case shall be commenced against
                  Borrower, or any Subsidiary to which more than $25,000,000 of the Capitalization Value, in the aggregate, is attributable, and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower or any Subsidiary in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the board of directors of General Partner or Limited Partners of Borrower or the board of directors or partners of any Subsidiary (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

                           (2) A decree or order of a court having jurisdiction
                  in the premises for the appointment of a receiver, liquidator, sequestration, trustee, custodian or other officer having similar powers over Borrower, or any Subsidiary to which more than $25,000,000 of the Capitalization Value, in the aggregate, is attributable, or over all or a substantial part of the Property of Borrower or any such Subsidiary shall be entered; or an interim receiver, trustee or other custodian of Borrower or any such Subsidiary or of all or a substantial part of the Property of Borrower or any such Subsidiary shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of Borrower or any such Subsidiary shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the respective board of directors of any of Borrower or Limited Partners of Borrower or the board of directors or partners of any Subsidiary (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

                  (8) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. Either Borrower, or any Subsidiary to which more than $25,000,000 of the Capitalization Value, in the aggregate, is attributable, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or any of Borrower or any of such Subsidiary shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due.

                  (9) JUDGMENTS AND UNPERMITTED LIENS.

                           (1) Any money judgment (other than a money judgment
                  covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against Borrower or any Subsidiary or any of its respective assets involving in any case an amount in excess of $10,000,000 (other than with respect to Claims arising out of non-recourse Indebtedness) is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; provided, however, if any such judgment, writ or warrant of attachment or similar process is in excess of $20,000,000 (other than with respect to Claims arising out of non-recourse Indebtedness), the entry thereof shall immediately constitute an Event of Default hereunder.

                           (2) A federal, state, local or foreign tax Lien is
                  filed against Borrower which is not discharged of record, bonded over or otherwise secured to the satisfaction of Agent within thirty (30) days after the filing thereof or the date upon which Agent receives actual knowledge of the filing thereof for an amount which, either separately or when aggregated with the amount of any judgments described in CLAUSE (i) above and/or the amount of the Environmental Lien Claims described in CLAUSE (iii) below, equals or exceeds $10,000,000.

                           (3) An Environmental Lien is filed against any Real
                  Property with respect to Claims in an amount which, either separately or when aggregated with the amount of any judgments described in CLAUSE (i) above and/or the amount of the tax Liens described in CLAUSE (ii) above, equals or exceeds $10,000,000.

                  (10) DISSOLUTION. Any order, judgment or decree shall be entered against Borrower decreeing its involuntary dissolution or split up; or Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

                  (11) LOAN DOCUMENTS. At any time, for any reason, any Loan Document ceases to be in full force and effect or Borrower or any Guarantor seeks to repudiate its obligations thereunder.

                  (12) ERISA TERMINATION EVENT. Any ERISA Termination Event occurs which Agent believes could subject Borrower or any ERISA Affiliate to liability in of $100,000.

                  (13) WAIVER APPLICATION. The plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Requisite Lenders believe that the substantial business hardship upon which the application for the waiver is based could subject either Borrower or any ERISA Affiliate to liability in excess of $100,000.

                  (14) MATERIAL ADVERSE EFFECT. An event shall occur which has a Material Adverse Effect.

                  (15) CERTAIN DEFAULTS PERTAINING TO THE GENERAL PARTNER. The General Partner shall fail to: (i) continue as a general partner of Borrower; (ii) comply with all Requirements of Law applicable to it and its businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect; or (iii) file all tax returns and reports required to be filed by it with any Governmental Authority as and when required to be filed or to pay any taxes, assessments, fees or other governmental charges upon it or its Property, assets, receipts, sales, use, payroll, employment, licenses, income, or franchises which are sworn in such returns, reports or similar statements to be due and payable as and when due and payable, except for taxes, assessments, fees and other governmental charges: (A) that are being contested by General Partner in good faith by an appropriate proceeding diligently pursued; (B) for which adequate reserves have been made on its books and records; and (C) the amounts the non-payment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

                  (16) CERTAIN DEFAULTS PERTAINING TO USRPI. USRPI shall fail to: (i) maintain its status as a REIT for federal income tax purposes; or (ii) remain listed on the New York Stock Exchange or other national stock exchange.

                  (17) MERGER OR LIQUIDATION OF BORROWER. General Partner or Borrower shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto: (i) Borrower is not the surviving Person; or (ii) such merger or liquidation would effect an acquisition of or Investment in any Person not otherwise permitted under the terms of this Agreement.

         An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with SECTION 12.12.

         10.2 RIGHTS AND REMEDIES.

                  (1) ACCELERATION AND TERMINATION. Upon the occurrence of any Event of Default described in SECTIONS 10.1(g) or 10.1(h), the Available Commitment shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by Borrower; and upon the occurrence and during the continuance of any other Event of Default, Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to
         Borrower: (i) declare that the Available Commitment is terminated, whereupon the obligation of each Lender to make any Loan hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by Borrower.

                  (2) RESCISSION. If at any time after termination of the Available Commitment and/or acceleration of the maturity of the Loans, Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to SECTION 12.11, then upon the written consent of the Supermajority Lenders and written notice to Borrower, the termination of the Available Commitment and/or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit Borrower and do not give Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                  (3) ENFORCEMENT. Borrower acknowledges that in the event Borrower or any Subsidiary fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to Agent and the other Lenders; therefore, Borrower agrees that Agent and the other Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 11        AGENT.

         11.1 APPOINTMENT AND AUTHORIZATION. Lenders hereby appoint CLNY to act as Agent as herein specified, and each Lender hereby irrevocably appoints and authorizes Agent to take such action on its behalf and to exercise such power under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its respective directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Agreement or the Loan Documents, except for its or their own gross negligence or willful misconduct. Agent may perform any of its duties under the Agreement and Loan Documents by or through its agents or employees.

         11.2 RELIANCE ON AGENT. Borrower shall be entitled to rely upon, and to act or refrain from acting on the basis of, any notice, statement, certificate, waiver or other document or instrument delivered by Agent to Borrower so long as Agent is purporting to act in its capacity as Agent pursuant to this Agreement, and Borrower shall not be responsible or liable to any Lender (or to any Participant or to any Assignee), or as a result of any action or failure to act (including actions or omissions which would otherwise constitute defaults hereunder) which is based upon such reliance upon Agent. Borrower shall be entitled to treat Agent as the properly authorized Agent pursuant to this Agreement until Borrower shall have received notice of resignation, and

Borrower shall not be obligated to recognize any successor Agent until Borrower shall have received written notification satisfactory to it of the appointment of such successor Agent.

         11.3 AGENT IN ITS INDIVIDUAL CAPACITY. With respect to the Note issued to Agent, Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent. Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, or any direct or indirect Affiliates of Borrower, and any such Person that may do business with Borrower, or any direct or indirect Affiliates of Borrower, all as if Agent were not Agent hereunder and without any duty to account therefor to the other Lenders.

         11.4 NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed in the manner provided in SECTION 12.9(c), signed by such payee, and in form satisfactory to Agent.

         11.5 CONSULTATION WITH PROFESSIONALS. Each Lender agrees that Agent may consult with legal counsel, accountants and other professionals selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such Persons.

         11.6 DOCUMENTS. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

         11.7 RESIGNATION OF AGENT AND SUCCESSOR AGENTS; REMOVAL. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Lenders and Borrower or may be removed with or without cause by the Requisite Lenders. Agent shall continue to serve as Agent until such appointment and acceptance by a successor Agent. If Agent resigns or is removed, then Borrower and the Requisite Lenders shall work diligently toward the appointment of a successor Agent, and if no successor Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of resignation or is removed, then the Requisite Lenders shall, on behalf of Lenders, appoint a successor Agent; provided, however, that if no Event of Default or Potential Event of Default exists, the appointment of a successor Agent shall require the prior approval of Borrower, which approval shall not be unreasonably withheld. If Agent resigns or is removed and no successor Agent(s) shall have been appointed and shall have accepted such appointment as aforesaid within sixty (60) days after the retiring Agent gives notice of resignation or is removed, then the retiring Agent shall, on behalf of Lenders, appoint a successor Agent, in which case no prior approval of Borrower shall be required. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from any further duties and obligations arising thereafter hereunder. After any retiring Agent's resignation or removal as Agent, the provisions of this SECTION 11.7 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent.

         11.8 RESPONSIBILITY OF AGENT. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents and that Agent shall be entitled to assume that no Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Lender that such Lender considers that an Event of Default or such event has occurred and is continuing and specifying the nature thereof. As used herein "ACTUAL KNOWLEDGE" means the actual knowledge of the account officers at Agent who have the account responsibility for Borrower. Each Lender recognizes and agrees that, for purposes of this Agreement, Agent shall not be required to determine independently whether the conditions described in SECTION 5 have been satisfied and, in disbursing funds to Borrower, may rely fully upon statements contained in the relevant requests by Borrower. Agent shall not incur any liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises. Furthermore, Agent shall be fully justified by acting in good faith upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by Agent to be genuine and signed or sent by a Lender.

         The relationship between Agent and each Lender is only that of agent and principal and has no fiduciary aspects, and Agent's duties hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or elsewhere contained shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is herein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agencies or trusts with or for, Borrower. As to any matters not expressly provided for in this Agreement (including without limitations, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or from refraining from acting) upon the instruction of the Requisite Lenders and such instructions shall be binding upon all Lenders and all holders of the Notes; provided, however, that Agent shall not be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or applicable law.

         11.9 ADMINISTRATION OF AGREEMENT. Agent shall carry out its administrative duties to Lenders under this Agreement in accordance with the terms of this SECTION 11.9 and as otherwise required by applicable law. Agent shall not, without the prior written consent of each Lender agree to the modification or waiver of any of the terms of this Agreement, the Notes or any Loan Document, consent to any action or failure to act by Borrower, or exercise any rights in respect of the Loans or under this Agreement, the Notes or any other Loan Documents, if the agreement, consent or exercise of rights would: (a) reduce or increase the amount or alter the term of the Commitment of such Lender, or alter the provisions relating to any fees (or any other payments) payable to such Lender; (b) extend the time for payment for the principal or interest on any Notes, or reduce the principal amount of the Notes (except as a result of the application of payments or prepayments), or reduce the rate of interest borne by any Notes, or otherwise affect the terms of payment of the principal of or any interest on any Notes; (c) change the percentages specified in the definition of Requisite Lenders or Supermajority Lenders herein; or (d) amend the terms of this SECTION 11.9. Agent shall not, without the prior written consent of the Requisite Lenders (or, if expressly provided elsewhere in this Agreement, the Supermajority Lenders), agree to the modification or waiver of any of the other terms of this Agreement, the Notes or any Loan Documents or consent to any action or failure to act by Borrower or exercise any rights in respect of the Loans or under this Agreement, the Notes or any of the other Loan Documents, unless such consents, modifications or waivers are of an administrative nature. Further, upon the occurrence of an Event of Default under this Agreement or any other Loan Document, Agent will promptly consult with Lenders, and once the Requisite Lenders or the Supermajority Lenders, as the case may be, have agreed in writing to a course of action, Agent will promptly implement such action.

         If Agent shall request the consent of any Lender to any agreement, consent or exercise of rights covered by this Agreement, and not receive such consent or denial thereof in writing within ten (10) Business Days of the making of such request by Agent, as the case may be, such Lender shall be deemed to have given its consent to the request.

         11.10 NOTICE OF EVENT OF DEFAULT. In the event that Agent shall have acquired actual knowledge of any Event of Default or Potential Event of Default, Agent shall promptly give notice thereof to each Lender. In the event that any Lender shall have acquired actual knowledge of any Event of Default or Potential Event of Default, such Lender shall promptly give notice thereof to Agent.

         11.11 INDEPENDENT INVESTIGATION. Each Lender represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of Borrower and Partners in connection with the making and continuation of its participation under this Agreement and has not relied exclusively on any information provided to such Lender by Agent in connection herewith or therewith, and each Lender represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the credit-worthiness of Borrower, while its Commitment is in force.

         11.12 SHARING OF OFFSETS. Each Lender and Agent each agrees that if it shall, through the exercise of any right of counterclaim, offset, banker's lien or otherwise, receive payment of a portion of the aggregate amount of principal and interest due with respect to such Lender's Note or with respect to the Obligations to such Lender hereunder which constitutes a greater proportion of the aggregate amount of principal, interest and fees then due to such Lender hereunder or under its Note than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and fees due with respect to such other Lender's Note or the Obligations to such Lender under this Agreement, then such Lender shall purchase participations in the Notes and under this Agreement held by such other Lenders so that all such recoveries of principal and interest with respect to this Agreement, the Notes and the Obligations thereunder held by Lenders shall be pro rata according to each Lender's Commitment (determined as of the date hereof and regardless of any change in any Lender's Commitment caused by such Lender's receipt of a proportionately greater or lesser payment hereunder).

         11.13 SHARING OF PAYMENTS. To the extent permitted by applicable law, each Lender and Agent, in its capacity as a Lender, agrees that if it shall receive or be entitled to receive payment of a portion of the aggregate amount of principal, interest and fees due with respect to its Note or with respect to the Obligations to it under this Agreement which constitutes a greater proportion of the aggregate amount of principal, interest and fees then due to such Lender under this Agreement or its Note than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and fees due with respect to any other Lender's Note or the Obligations to such Lender under this Agreement, then such Lender or Agent, in its capacity as a Lender, as the case may be, shall purchase participations in the Notes and under this Agreement held by such other Lenders so that all such recoveries of principal, interest and fees with respect to this Agreement, the Notes and the Obligations thereunder held by Lenders shall be pro rata according to each Lender's Commitment (determined as of the date hereof and regardless of any change in any Lender's Commitment caused by such Lender's receipt of a proportionately greater or lesser payment hereunder).

         11.14 REPURCHASE. If for any reason any Lender shall fail or refuse to abide by its obligations (a "LENDER DEFAULT") hereunder, and such Lender fails to cure such Lender Default within five (5) Business Days of its occurrence, then, in addition to the rights and remedies that may be available to Agent and Lenders at law or in equity, such Lender's right to participate in the administration of the Loans, and this Agreement, shall be suspended during the pendency of such failure or refusal. Agent shall have the right, but not the obligation, in its sole discretion, to acquire at par all of such Lender's Commitment, including its Pro Rata Share in the outstanding principal balance of the Loans and all fees which have accrued with respect thereto under this

Agreement. In the event that Agent does not exercise its right to so acquire all of such Lender's interests, then Agent and each Lender that is not in Lender Default (a "CURRENT PARTY") shall then, thereupon, have the right, but not the obligation, in its sole discretion to acquire at par (or if more than one Current Party exercises such right, each Current Party shall have the right to acquire, pro rata) such Lender's Commitment, including its Pro Rata Share in the outstanding principal balance of the Loans and all fees which have accrued with respect thereto under this Agreement.

         11.15 INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower), ratably according to their Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent (acting in its capacity as Agent) in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by Agent under this Agreement or the other Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER INTENDS AND AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO AGENT WITH RESPECT TO LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR CLAIMS OF NEGLIGENCE OF SUCH AGENT OR ANY OTHER AGENT OR ANY STRICT LIABILITY OR CLAIMS OF STRICT LIABILITY.

         If a Lender Defaults, such Lender shall indemnify, defend and hold Agent and each of the other Lenders harmless from and against any and all losses, damages, liabilities, or expenses (including, but not limited to, reasonable attorneys' fees and interest at the Default Rate set forth in this Agreement for funds advanced by Agent or any one of Lenders on account of the defaulting Lender) which they may sustain or incur by reason of or in consequence of the defaulting Lender's failure or refusal to abide by its obligations under the Loan Documents. Agent may set off against payments due to the defaulting Lender, for the claims of Agent and the other Lenders against the defaulting Lender. The exercise of the above remedies shall not reduce, diminish or liquidate the defaulting Lender's Pro Rata Share or the obligations for the sharing of losses and reimbursement for costs, liabilities and expenses under this Agreement.

         11.16 BENEFIT OF SECTION. The agreements contained in this SECTION
11.16 are solely for the benefit of Agent and Lenders (except for the agreements in SECTION 11.2 that explicitly relate to Borrower), and are not for the benefit of, or to be relied upon by, Borrower, or any other Person.

SECTION 12        MISCELLANEOUS.

         12.1 PAYMENT OF EXPENSES; INDEMNITY.

                  (1) Borrower agrees to pay (within 5 days after the receipt of written notice from Agent) all out-of-pocket costs and expenses of Agent and the Lenders (including, without limitation, reasonable attorneys' fees) incurred by them in connection with the presentation and enforcement of Agent's and Lenders' rights under this Agreement (including, without limitation, any costs or expenses incurred under SECTION 8.6 after the occurrence and during the continuance of an Event of Default or a Potential Event of Default) and the other Loan Documents, and all out-of-pocket costs and expenses of Agent (including, without limitation, reasonable attorneys' fees) incurred by it in connection with the negotiation,


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


preparation, execution and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications and supplements hereto or thereto.

                  (2) Borrower further agrees: (i) to defend, protect, indemnify, and hold harmless Agent, each of the other Lenders and each of their respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in SECTION 5) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, reasonable expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:
         (A) this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of the Loans hereunder, the management of such Loans, the use or intended use of the proceeds of the Loans hereunder, or any of the other transactions contemplated by the Loan Documents; or (B) any Liabilities and Costs relating to violation of any Environmental, Health or Safety Requirements of Law, the past, present or future operations of Borrower, any Subsidiary or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of Borrower or any Subsidiary, the presence of asbestos-containing materials at any respective Property of Borrower or any Subsidiary, or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS"); provided, however, Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction in a non-appealable final judgment; and (ii) not to assert any claim against any of the Indemnitees, on any theory of liability, for consequential or punitive damages arising out of, or in any way in connection with, the Commitments, the Obligations, or the other matters governed by this Agreement and the other Loan Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         12.2 NON-BUSINESS DAYS. Unless otherwise specifically provided, any payment or action that is due under any Loan Document on a day that is not a Business Day may be delayed until the next-succeeding Business Day, but interest continues to accrue on any applicable payment until payment is in fact made.

         12.3 COMMUNICATIONS. Unless otherwise specifically provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing to be effective and is deemed to have been given: (a) if by telecopy, when transmitted to the appropriate telecopy number set forth in such party's signature page hereto (but, without affecting the date when the telecopy is so deemed delivered, it must be confirmed by telephone promptly after being sent); (b) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed to such party at the address set forth in such party's signature page hereto, stamped, sealed, and deposited in the appropriate official postal service; or (c) if by any other means, when actually delivered to the address of such party as set forth in such party's signature page hereto.


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


         12.4 FORM AND NUMBER OF DOCUMENTS. The form, substance, and number of counterparts of each writing to be furnished under this Agreement must be satisfactory to Agent and its counsel.

         12.5 EXCEPTIONS TO COVENANTS. Borrower may not take or fail to take any action that is permitted as an exception to any of the covenants contained in any Loan Document if that action or omission would result in the breach of any other covenant contained in any Loan Document.

         12.6 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents survive all closings under the Loan Documents and, except as otherwise specified, are not affected by any investigation made by any party.

         12.7 GOVERNING LAW. Unless otherwise stated in any Loan Document, the Laws of the State of New York (without regard to its conflict of laws principles) and of the United States of America govern the rights and duties of the parties to the Loan Documents and the validity, construction, enforcement, and interpretation of the Loan Documents.

         12.8 INVALID PROVISIONS. Any provision in any Loan Document held to be illegal, invalid, or unenforceable is fully severable; the appropriate Loan Document shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Borrower, Agent and Lenders agree to negotiate (between themselves and with any other party to that Loan Document), in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

         12.9 PARTIES BOUND; ASSIGNMENT.

                  (1) PARTIES BOUND. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

                  (2) PARTICIPATIONS. Any Lender may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") a participating interest in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the Obligations hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement. Borrower agrees that each Participant shall be entitled to the benefits of SECTION 4 hereof with respect to its participating interest. An assignment or other transfer which is not permitted by SECTION 12.9(c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this SECTION 12.9(b). Notwithstanding the foregoing, any participation under this SECTION 12.9(b) shall be in a minimum amount of $5,000,000.

                  (3) ASSIGNMENTS. Any Lender may at any time, with the consent of Borrower (which consent may not be unreasonably withheld), assign to one or more lending institutions (each an

         "ASSIGNEE") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance; provided, however, that the foregoing shall not be applicable in the case of, and this SECTION 12.9(c) shall not restrict, an assignment or other transfer by any Lender to a Federal Reserve Bank. Upon execution and delivery of such Assignment and Acceptance Agreement, payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee and payment of a processing fee of $3500 to Agent, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this SECTION 12.9(c), the transferor Lender, Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to such Assignee and the transferor Lender. Notwithstanding the foregoing, any assignment under this SECTION 12.9(c) shall be in a minimum amount of $5,000,000.

         12.10 FORUM, CONSENT TO SERVICE AND JURISDICTION, AND JURY TRIAL. Any Litigation against Borrower with respect to any Loan Document or any judgment entered by any court in respect of any Loan Document may be brought in New York courts or in the United States courts located in the Borough of Manhattan in New York City as Agent in its sole discretion may elect. Borrower hereby submits to the non-exclusive jurisdiction of those courts for the purpose of any Litigation. Borrower hereby agrees that service of all writs, process, and summonses in any Litigation brought in New York may be brought upon Process Agent, and Borrower irrevocably appoints Process Agent as Borrower's true and lawful attorney-in-fact in Borrower's name, place, and stead to accept that service of all of those writs, process, and summonses. Borrower irrevocably consents to the service of process in any Litigation in those courts by the mailing it by registered or certified mail, postage prepaid, to Borrower's address for purposes of notices under this Agreement. Borrower hereby irrevocably waives any objections which it may now or in the future have to the laying of venue of any Litigation arising out of or relating to any Loan Document brought in any court located in the Borough of Manhattan, New York City, and further irrevocably waives any claim that any such Litigation brought in that court has been brought in an inconvenient forum. BORROWER WAIVES, TO THE FULLEST EXTENT LAWFUL TO DO SO, ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT.

         12.11 ENTIRETY. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter of the Loan Documents.

         12.12 AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS. Unless otherwise specifically provided: (a) the provisions of this Agreement may be amended, modified, or waived, only by an instrument in writing executed by Borrower and Agent (with the authorization of the Requisite Lenders or Supermajority Lenders, as the case may be) and supplemented only by documents delivered or to be delivered in accordance with the express terms of this Agreement; (b) any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document is controlled by the terms and provisions of this Agreement; (c) no course of dealing or any failure or delay by Agent in exercising any right or remedy operates as a waiver of that right or remedy, and (d) a waiver must be in writing and signed by Agent to be effective and will be effective only in the specific instance and for the specific purpose for which it is given.

         12.13 MULTIPLE COUNTERPARTS. Any Loan Document may be executed in a number of identical counterparts (including, at Lender's discretion, counterparts or signature pages executed and transmitted by telecopy) with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument.

         12.14 HEADINGS. Section headings are for convenience of reference only and shall in not affect the interpretation of this Agreement.

         12.15 PARTIES. Each Loan Document to which Borrower, Agent and Lenders are party binds and inures to them and their respective successors and permitted assigns. Borrower may not assign or transfer any rights or obligations under any Loan Document without first obtaining Agent's and Lenders' prior written consent, and any purported assignment or transfer without such consent is void.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                          SIGNATURE PAGE(S) FOLLOW(S).


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


         EXECUTED effective as of the date first written above.

                                      BORROWER:

                                      U.S. RESTAURANT PROPERTIES OPERATING L.P.

                                      By: USRP Managing, Inc.,
                                            its General Partner


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                      Address for notice:

                                      5310 Harvest Hill Road
                                      Suite 270, LB 168
                                      Dallas, Texas 75230

                                      Telephone:   972-387-1487
                                      Telecopy:    972-490-9119
                                      Attention:   Fred H. Margolin
                                                   Chairman



                       Signature Page to Credit Agreement

                                      AGENT:

                                      CREDIT LYONNAIS NEW YORK BRANCH

                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                      Address for notice:

                                      1301 Avenue of the Americas
                                      New York, New York 10019

                                      Telephone:   212-261-7587
                                      Telecopy:    212-261-3776
                                      Attention:   Mr. Kevin Kelsey
                                                   Loan Administration

                                      With copy to:

                                      Credit Lyonnais Dallas
                                        Representative Office
                                      2200 Ross Avenue
                                      Suite 4400W
                                      Dallas, Texas 75201

                                      Telephone:   214-220-2311
                                      Telecopy:    214-220-2323
                                      Attention:   Mr. Robert Smith
                                                   Vice President
                                                   and
                                                   Ms. Judy Gordon
                                                   Loan Administration


                       Signature Page to Credit Agreement

                                      LENDERS:

Commitment: $25,000,000               FIRST COLUMBINE LIFE INSURANCE COMPANY


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                      Address for notice:


                                      ING Investment Management LLC
                                      5780 Powers Ferry Road
                                      Atlanta, Georgia 30327

                                      Telephone:   770-690-4744
                                      Telecopy:    770-690-4899
                                      Attention:   Mr. Greg Addicks


                       Signature Page to Credit Agreement

Commitment: $15,000,000               CREDIT LYONNAIS NEW YORK BRANCH


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                      Address for notice:


                                      1301 Avenue of the Americas
                                      New York, New York 10019

                                      Telephone:   212-261-7587
                                      Telecopy:    212-261-3776
                                      Attention:   Mr. Kevin Kelsey
                                                   Loan Administration

                                      With copy to:

                                      Credit Lyonnais Dallas
                                        Representative Office
                                      2200 Ross Avenue
                                      Suite 4400W
                                      Dallas, Texas 75201

                                      Telephone:   214-220-2311
                                      Telecopy:    214-220-2323
                                      Attention:   Mr. Robert Smith
                                                   Vice President
                                                   and
                                                   Ms. Judy Gordon
                                                   Loan Administration


                       Signature Page to Credit Agreement

Commitment: $10,000,000               NEW YORK LIFE INSURANCE AND ANNUITY
                                      CORPORATION


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                      Address for notice:

                                      51 Madison Avenue
                                      Suite 206
                                      New York, New York 10010

                                      Telephone:   212-576-8383
                                      Telecopy:    212-447-4122
                                      Attention:   Mr. Edward Fitzgerald


                       Signature Page to Credit Agreement